The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-253047
Subject to Completion, dated March 19, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated February 12, 2021)
$
NorthWestern Corporation
d/b/a NorthWestern Energy
% First Mortgage Bonds due 2024
We are offering $      million aggregate principal amount of our    % First Mortgage Bonds due 2024 (the “Bonds”). The Bonds will bear interest at the rate of    % per year. We will pay interest on the Bonds on                    and      of each year, commencing on           , 2021. The Bonds will mature on                 , 2024. We may redeem some or all of the Bonds, at any time in whole or from time to time in part, at our option, on or after                 , 2022, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the redemption date. See “Description of the Bonds and the Mortgage — Optional Redemption.”
The Bonds will be secured and will rank equally with all of our existing and future indebtedness that we may incur from time to time that is secured by a first mortgage lien on substantially all of our utility properties located in Montana and Wyoming, subject to certain exceptions described herein. The Bonds will not be guaranteed by any of our subsidiaries. The Bonds will not be subject to a sinking fund. The Bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the Bonds on any securities exchange or seek their quotation on any automated quotation system.
Investing in the Bonds involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus carefully before you make your investment decisions.
	Price to the Public(1)		Underwriting Discount		Proceeds to NorthWestern Corporation Before Expenses(1)
Per Bond		%		%		%
Total	$		$		$

(1)
Plus accrued interest from March      , 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Bonds or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Bonds are expected to be delivered in book-entry only form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about March      , 2021.

Joint Book-Running Managers
KeyBanc Capital Markets	RBC Capital Markets

The date of this prospectus supplement is March              , 2021.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Before you make your investment decision, you should carefully read (1) this prospectus supplement, and (2) the accompanying prospectus and the additional information described under the captions “Where You Can Find More Information About Us” and “Incorporation By Reference” in the accompanying prospectus.
We have not, and the underwriters have not, authorized anyone else to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including any free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these Bonds in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date on the front cover of such document or that the information incorporated by reference herein or therein is accurate as of any date other than the date of such document incorporated by reference.
Unless the context requires otherwise, references to “we,” “us,” “our,” “our company,” “NorthWestern Corporation,” “NorthWestern Energy,” and “NorthWestern” refer to NorthWestern Corporation d/b/a NorthWestern Energy and our subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS
On one or more occasions, we may make statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts included or incorporated by reference herein or therein relating to management’s current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that we will achieve our projections. Factors that may cause such differences include, but are not limited to:
•
adverse determinations by regulators, as well as potential adverse federal, state, or local legislation or regulation, including costs of compliance with existing and future environmental requirements, could have a material effect on our liquidity, results of operations and financial condition;

•
the impact of extraordinary external events, such as the outbreak of the COVID-19 pandemic, on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•
adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K.
From time to time, oral or written forward-looking statements also are included in our annual, quarterly and current reports and proxy statements filed with the Securities and Exchange Commission (the “SEC”), press releases, analyst and investor conference calls, and other communications released to the public. We believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable. However, any or all of the forward-looking statements in this prospectus supplement, the accompanying prospectus, our annual, quarterly and current reports and proxy statements filed with the SEC and any other public statements that are made by us may prove to be incorrect. This may occur as a result of assumptions that turn out to be inaccurate or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus supplement and the accompanying prospectus, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of any of our forward-looking statements in this prospectus supplement, the accompanying prospectus or other public communications as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

S-iii

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual, quarterly and current reports and proxy statements filed with the SEC.

S-iv

SUMMARY
The following summary contains certain important information about this offering. It does not contain all of the information that may be important to you in making a decision to invest in the Bonds. We urge you to carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You should also read the sections entitled “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement for a discussion of important risks that you should consider before investing in the Bonds.
NorthWestern Corporation
NorthWestern Corporation, doing business as NorthWestern Energy, provides electricity and natural gas to approximately 743,000 customers in Montana, South Dakota and Nebraska. We have generated and distributed electricity in South Dakota and distributed natural gas in South Dakota and Nebraska since 1923 and have generated and distributed electricity and distributed natural gas in Montana since 2002.
We were incorporated in Delaware in November 1923. Our principal office is located at 3010 West 69th Street, Sioux Falls, South Dakota 57108, and our telephone number is 605-978-2900. We maintain an Internet site at http://www.northwesternenergy.com, which contains information concerning us. Our Internet site and the information contained therein or connected thereto are not intended to be incorporated into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.

The Offering
Issuer
NorthWestern Corporation d/b/a NorthWestern Energy
Bonds Offered
$      million aggregate principal amount of           % First Mortgage Bonds due               , 2024.
Maturity Date
           , 2024.
Interest Rate
The Bonds will bear interest at the rate of    % per annum from               , 2021, calculated on the basis of a 360-day year consisting of twelve 30-day months.
Interest Payment Dates
       and        of each year, commencing on       , 2021.
Optional Redemption
We may redeem some or all of the Bonds, at any time in whole or from time to time in part, at our option, on or after               , 2022, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the redemption date. See “Description of the Bonds and the Mortgage — Optional Redemption.”
Security; Ranking
The Bonds will be secured by a first mortgage lien on substantially all of our utility properties located in Montana and Wyoming, subject to certain exceptions described herein. The Bonds will rank equally in right of payment with all of our existing and future indebtedness that we may incur from time to time that is secured by the referenced first mortgage lien. As of February 5, 2021, we had approximately $1.66 billion of indebtedness that was secured by the Mortgage (as defined in “Description of the Bonds and the Mortgage”). See “Description of the Bonds and the Mortgage — Security.”
Basis for Issuance of Bonds
We will issue the Bonds upon the basis of previously retired bonds. Under the terms of the Mortgage, (i) as of December 31, 2020, we could issue additional bonds in amounts equal to approximately $420 million based upon the amount of previously retired bonds (approximately $      million after giving effect to this offering) and (ii) assuming that the applicable net earnings requirements are satisfied under the Mortgage, as of December 31, 2020, we could issue approximately $830 million of additional bonds based upon the amount of net Property Additions (as defined in “Description of the Bonds and the Mortgage”) not utilized under the Mortgage.
Further Issuances
We may, from time to time, without the consent of the holders of the Bonds offered hereby, reopen the series of Bonds offered hereby and issue additional bonds with the same terms (except for the price to the public, the issue date, and, if applicable, the initial interest accrual date and the first interest payment date) as the Bonds offered hereby; provided, however, that any such additional bonds must be fungible with the then outstanding Bonds for U.S. federal income tax purposes, and any such additional bonds, together with the then outstanding Bonds of such series, will be taken to constitute the same series of bonds under the Mortgage.
Events of Default
If an event of default occurs, the principal amount of the Bonds then outstanding, together with any accrued interest, may be declared immediately due and payable. See “Description of the Bonds and the Mortgage — Remedies; Acceleration of Maturity.”

Certain Covenants
The terms of the Mortgage restrict our ability to create liens or, in certain cases, to consolidate, merge or transfer all or substantially all of our assets. These restrictions are subject to a number of important qualifications and exceptions which are described under “Description of the Bonds and the Mortgage — Security; Consolidation, Merger, Conveyance, Transfer or Lease of Assets.”
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $         million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from the sale of the Bonds to repay in full our outstanding $100 million term loan due April 2021 (the “Term Loan”). We used the borrowings from the Term Loan to pay down a portion of our outstanding revolving credit facility borrowings and for general corporate purposes. At December 31, 2020, the Term Loan had a weighted average interest rate of approximately 1.66% per year.
Form and Denominations
The Bonds will be issued in fully registered form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. They will be represented by one or more global bonds, deposited with The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the Bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC in the United States or Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (the “Euroclear System”) in Europe if they are participants in those systems, or indirectly through organizations which are participants in those systems. See “Description of the Bonds and the Mortgage — Book-Entry System.”
No Prior Market
The Bonds are a new issue of securities for which there is no established trading market. We cannot assure you that a liquid market for the Bonds will develop or be maintained.
Risk Factors
An investment in the Bonds involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement and the periodic reports we file with the SEC pursuant to the Exchange Act incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Bonds.

RISK FACTORS
You should carefully consider the risk factors described below, and in our most recent Annual Report on Form 10-K, which is incorporated by reference, as well as the other information included or incorporated by reference in this prospectus supplement, prior to making a decision to invest in the Bonds. The risks and uncertainties described are those presently known to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the Bonds.
Risks relating to the Bonds
To service our indebtedness, including the Bonds, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.
Our ability to make payments on and to refinance our indebtedness, including the Bonds, and to fund working capital and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, weather and other factors that are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule if at all or that future borrowings will be available to us under our credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including the Bonds, or to fund our other liquidity needs. We may be required to refinance certain of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. For further discussion of our liquidity situation and related impacts, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources,” which is incorporated by reference from Item 7 to our most recent Annual Report on Form 10-K.
The Mortgage is not secured by our utility properties located outside of Montana and Wyoming or by any assets of our subsidiaries.
The Mortgage, subject to certain exceptions, is secured by a lien on substantially all of our utility properties located in Montana and Wyoming. Substantially all of our assets which are not subject to the lien of the Mortgage are encumbered by the General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, with The Bank of New York Mellon (as successor to JPMorgan Chase Bank N.A. (successor to The Chase Manhattan Bank (National Association))), as trustee (such indenture as amended and supplemented from time to time, the “South Dakota Mortgage”), which is (subject to certain exceptions) a first mortgage lien on our utility properties located in South Dakota, Nebraska, Iowa and North Dakota. Further, the Mortgage does not cover assets held by our subsidiaries nor does it limit the amount of indebtedness that any of our subsidiaries have incurred or may incur in the future.
There is additional debt outstanding under the Mortgage under which the Bonds have been issued. In addition, we maintain the ability to issue substantial additional debt under the Mortgage, the South Dakota Mortgage and otherwise.
The Bonds are secured by a first mortgage lien on our utility properties located in Montana and Wyoming, as more fully described in this prospectus supplement and the accompanying prospectus. As of February 5, 2021, there was approximately $1.66 billion aggregate principal amount of bonds outstanding under the Mortgage, and we retain the ability to issue new or additional bonds under the Mortgage and additional debt under the South Dakota Mortgage. We may, from time to time, without the consent of the holders of the Bonds offered hereby, reopen the series of the Bonds and issue additional bonds with the same terms (except for the price to the public, the issue date and, if applicable, the initial interest accrual date and the first interest payment date) as the Bonds offered hereby, and any such additional bonds, together with the then outstanding Bonds of such series, will be taken to constitute the same series of bonds under the Mortgage.

The ratings of the Bonds do not address whether the Bonds are suitable for your investment.
Any rating of the Bonds is not a recommendation to purchase, hold or sell the Bonds, because a rating does not address market price or suitability for a particular investor. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn by a rating agency if, in its judgment, circumstances in the future so warrant.
There is no public market for the Bonds.
We can give no assurances concerning the liquidity of any market that may develop for the Bonds, the ability of any investor to sell any of the Bonds, or the price at which investors would be able to sell them. If a market for the Bonds does not develop, investors may be unable to resell the Bonds for an extended period of time, if at all. If a market for the Bonds does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of their Bonds. Consequently, investors may not be able to liquidate their investments readily, and lenders may not readily accept the Bonds as collateral for loans.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $    million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from the sale of the Bonds to repay in full our outstanding $100 million term loan due April 2021 (the “Term Loan”). We used the borrowings from the Term Loan to pay down a portion of our outstanding revolving credit facility borrowings and for general corporate purposes. At December 31, 2020, the Term Loan had a weighted average interest rate of approximately 1.66% per year.

DESCRIPTION OF THE BONDS AND THE MORTGAGE
The Bonds will be authenticated and delivered under our Mortgage and Deed of Trust, dated as of October 1, 1945, to The Bank of New York Mellon (successor to Guaranty Trust Company of New York) (the “Corporate Trustee”) and Beata Harvin (successor to Arthur E. Burke) (the “Co-Trustee” and, together with the Corporate Trustee, the “Bond Trustees”). In this prospectus supplement, we refer to this Mortgage and Deed of Trust, as supplemented by various supplemental indentures, as the “Mortgage”, and all references to the Bond Trustees herein are qualified by reference to the applicable provisions of the Mortgage which may refer to either or both of the Bond Trustees. The Mortgage has been previously supplemented and, in connection with the issuance of the Bonds, will be further supplemented on the date of the issuance of the Bonds by the Forty-First Supplemental Indenture (the “Supplemental Indenture” and, the Mortgage together with all supplements and amendments thereto, including the Supplemental Indenture, the “Mortgage”). A copy of the Mortgage, as supplemented to date, has been incorporated by reference to the registration statement of which this prospectus forms a part, and the supplemental indenture relating to any series of Mortgage bonds will be filed as an exhibit to or incorporated by reference in the registration statement at or prior to the time of issuance of that series of Mortgage bonds.
The following description is a summary of the material provisions of the Mortgage and the Bonds. This summary does not purport to be complete and does not restate the Mortgage in its entirety. This summary is subject to, and qualified in its entirety by, reference to the provisions of the Mortgage. We urge you to read the Mortgage because it, and not this description, defines your rights as a holder of the Bonds. Certain defined terms used in this description but not defined below have the meanings assigned to them in the Mortgage. Whenever particular provisions or defined terms in the Mortgage are referred to, such provisions or defined terms are incorporated by reference herein. References to article and section numbers in this description of the Bonds, unless otherwise indicated, are references to article and section numbers of the Mortgage and Deed of Trust, dated as of October 1, 1945. For purposes of this Description of the Bonds and the Mortgage, references to NorthWestern refer to NorthWestern only and not to its subsidiaries.
General
The maximum principal amount of indebtedness which may be issued under the Mortgage is not limited (provided that, until the delivery by NorthWestern to the Bond Trustees and the recording in all counties in which the Mortgaged Property is located of a supplemental indenture increasing the same, the aggregate principal amount of advances made and outstanding at any time that are secured by Mortgaged Property currently may not exceed $2.0 billion). (See Thirty-fourth Supplemental, Section 1.01). As of February 5, 2021, there were bonds outstanding under the Mortgage in an aggregate principal amount of approximately $1.66 billion (collectively, the “Outstanding Mortgage Bonds”). Additional bonds may be issued under the Mortgage on the basis of property additions, retired bonds and cash. See “— Issuance of Additional Bonds” and “— Reopening of Series” below.
The Bonds offered hereby will initially be limited in aggregate principal amount to $      million. Subject to the limitations described herein and in the accompanying prospectus, we may issue additional bonds under the Mortgage with the same priority as the Bonds offered hereby, including bonds having the same series designation and terms (except for the price to the public, the issue date and, if applicable, the initial interest accrual date and the first interest payment date) as the Bonds offered hereby, without the approval of the holders of the Outstanding Mortgage Bonds, including the Bonds offered hereby. The Bonds will be secured equally with all other bonds outstanding or hereafter issued under the Mortgage.
Principal, Maturity and Interest
The Bonds will bear interest from their date of issuance until the principal amount thereof shall have been paid or made available for payment. The Bonds will bear interest at a rate of    % per annum. Interest on the Bonds will be payable semi-annually on each           and           (each, an “Interest Payment Date”), commencing on           , 2021.
Interest in respect of global bonds will be payable by us to the Depository and by the Depository to its Direct Participants (as hereinafter defined). Payments to the holders of global bonds will be the responsibility of Direct and Indirect Participants (as hereinafter defined). See “— Book-Entry System.”

Interest payable on certificated Bonds will be payable to the person in whose name such Bonds are registered at the close of business on the Record Date with respect to each Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable.
The “Record Date” with respect to any Interest Payment Date shall be the                 or           (whether or not a business day), as the case may be, preceding such Interest Payment Date, and interest on the Bonds will be computed on the basis of a 360-day year of twelve 30-day months.
If an Interest Payment Date or redemption date falls on a day that is not a business day, such Interest Payment Date or redemption date, as the case may be, will be the immediately succeeding business day with the same force and effect as if made on the original Interest Payment Date or redemption date, as the case may be, and no interest shall accrue for the period from and after such original Interest Payment Date or redemption date, as the case may be.
The Bonds will mature on                 , 2024 unless we redeem the Bonds earlier, as discussed below.
Other than the security afforded by the lien of the Mortgage and the restrictions on the issuance of additional bonds, the holders of the Outstanding Mortgage Bonds do not and the holders of any Bonds to be offered hereby will not, have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving NorthWestern. See “— Consolidation, Merger, Conveyance, Transfer or Lease of Assets” below.
Reopening of Series
We may, from time to time, without the consent of the holders of the Bonds offered in this prospectus supplement, reopen the series of Bonds offered in this prospectus supplement and issue additional bonds with the same terms (except for the price to the public, the issue date and, if applicable, the initial interest accrual date and the first interest payment date) as the Bonds offered hereby; provided, however, that any such additional bonds must be fungible with the then outstanding Bonds for U.S. federal income tax purposes, and any such additional bonds, together with the then outstanding Bonds of such series, will be taken to constitute the same series of bonds under the Mortgage.
Optional Redemption
We may redeem some or all of the Bonds, at any time in whole or from time to time in part, at our option, on or after                 , 2022, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the redemption date.
We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of Bonds to be redeemed by first class mail to the respective addresses of each such holder as shown in the registry books for the Bonds. If we elect to partially redeem the Bonds, the Corporate Trustee shall select in a fair and appropriate manner the Bonds to be redeemed, subject to requirements of the Mortgage.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds or portions thereof called for redemption.
Redemption may be made subject to the receipt of redemption moneys by the Corporate Trustee on or before the date fixed for redemption, and in such case, if such moneys shall not have been so received, such notice shall be of no effect and the bonds subject to such redemption shall not be redeemed. The Bonds will not be subject to a sinking fund.
Security
The Bonds being offered hereby, together with all other indebtedness now or hereafter issued under the Mortgage, will be secured by the Mortgage, which constitutes, in the opinion of our internal counsel, a valid first mortgage lien on all of the materially important physical properties of the utility business in the States of Montana and Wyoming which NorthWestern acquired in connection with its acquisition (through a wholly-owned subsidiary) of The Montana Power Company (the “Montana Power Utility Business”) in 2002, subject to the exception from the lien of the Mortgage of certain property (as described below) and subject to certain liens and encumbrances having priority over the lien of the Mortgage (as described below). The property subject to the lien of the Mortgage is referred to herein as the “Mortgaged Property.”
The Mortgage contains provisions for subjecting after-acquired property (subject to pre-existing liens) to the lien thereof, other than property of the character expressly excepted (as described below), and subject to certain limitations in the case of consolidation or merger (regardless of whether NorthWestern is the surviving corporation) or sale of substantially all of the Mortgaged Property. The Mortgage permits NorthWestern to acquire property subject to prior liens.
The Bonds will rank equally in right of payment with all of our existing and future indebtedness that we may incur from time to time that is secured by the Mortgage; provided, however, that the Bond Trustees shall have a lien upon the Mortgaged Property prior to the Bonds for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities. (See Granting Clauses and Sections 6, 36 and 96.)
Excepted Property
There are excepted from the lien of the Mortgage all of the properties and franchises owned by NorthWestern on, and acquired by NorthWestern after, the date in 2002 on which NorthWestern acquired the properties of the Montana Power Utility Business from its wholly-owned subsidiary (which, in turn, acquired the properties of the Montana Power Utility Business upon the merger of The Montana Power Company with and into that subsidiary) and assumed the Mortgage, other than the properties of the Montana Power Utility Business and improvements, extensions and additions to, and replacements of and substitutions for, those properties. These excepted properties include properties that are subject to the lien of the South Dakota Mortgage which was entered into by NorthWestern in 1993 prior to its acquisition of the Montana Power Utility Business. (See Twenty-Second Supplemental, Granting Clauses.)
In addition, there are excepted from the lien of the Mortgage the following properties (collectively, the “Excepted Property”):
•
cash and securities not specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be;

•
merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of NorthWestern; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks and other vehicles and materials and supplies held for the purpose of repairing or replacing any of the same;

•
bills, notes and accounts receivable, judgments, demands and choses in action, and contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; and

•
electric energy, gas, steam, water, ice and other materials or products generated, manufactured, produced, purchased or acquired by NorthWestern for sale, distribution or use in the ordinary course of its business and all timber, minerals, mineral rights and royalties, and all property used principally for the production or gathering of natural gas or for the production, gathering or storage of oil or condensate (“Gas and Oil Production Property”);

provided, however, that the property and rights expressly excepted under the second and third bullet points above shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Bond Trustees or a receiver or a trustee takes possession of the property subject to the Mortgage by reason of the occurrence of a Default (as defined in the Mortgage). (See Granting Clauses.)
NorthWestern has reserved the right to amend the Mortgage, without the consent of the holder of the Bonds or the holders of certain other bonds, to eliminate the “springing lien” of the Mortgage (described in the proviso to the preceding sentence) to the extent it pertains to accounts receivable and Mortgaged

Property relating thereto. (See Section 3.01 of the Thirtieth, Thirty-First, Thirty-Fifth, Thirty-Sixth, Thirty-Seventh, Thirty-Eighth, Thirty-Ninth, and Fortieth Supplementals, and Section 4.01 of the Thirty-Third and Forty-First Supplementals.)
Excepted Encumbrances
The lien of the Mortgage is subject and subordinate to liens and encumbrances which constitute Excepted Encumbrances (as defined in the Mortgage). Excepted Encumbrances include:
•
liens for taxes, assessments or governmental charges that are not delinquent or which are being contested in good faith, liens for workmen’s compensation awards and similar obligations that are not delinquent, and undetermined liens or charges incidental to construction;

•
liens securing indebtedness, neither assumed nor guaranteed by NorthWestern nor on which NorthWestern customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by NorthWestern for substation, transmission line, transportation line, distribution line or right of way purposes;

•
rights of any municipality or public authority pursuant to the terms of any right, power, franchise, grant, license or permit, or pursuant to any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of NorthWestern;

•
rights of others to take or receive any part of the power, gas, oil or other mineral or timber generated, developed, produced, manufactured, pumped or stored by, or grown on, or acquired with, any property of NorthWestern;

•
easements, restrictions, exceptions or reservations in any property and/or rights of way of NorthWestern for the purpose of roads, pipe lines, transmission lines, distribution lines, removal of coal or other minerals or timber and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in title of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purpose for which such property and/or rights of way are held by NorthWestern;

•
rights of any municipality or public authority to control or regulate any property of NorthWestern, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by NorthWestern; and

•
any obligations or duties, affecting the property of NorthWestern, to any municipality or public authority with respect to any franchise, grant, license or permit.

(See Granting Clauses and Section 6.)
Qualified Liens
The lien of the Mortgage may be subject and subordinate to any lien or encumbrance (not included in Excepted Encumbrances) existing upon any Property Additions made the basis under the Mortgage, among other things, for the authentication and delivery of bonds or the withdrawal of cash or the release of property from the lien of the Mortgage. Any such Property Additions (as defined in the Mortgage and described under “— Property Additions” below) made the basis for such events are referred to as “Funded Property Additions.” Any such lien or encumbrance on Funded Property Additions is referred to as a “Qualified Lien.” Any bond or other indebtedness secured by a Qualified Lien is referred to as a “Qualified Lien Bond.” (See Section 6.) As of December 31, 2020, none of NorthWestern’s Funded Property Additions was subject to a Qualified Lien.
Issuance of Additional Bonds
General
The maximum principal amount of indebtedness which may be issued under the Mortgage is not limited (provided that, until the delivery by NorthWestern to the Bond Trustees and the recording in all counties in which the Mortgaged Property is located of a supplemental indenture increasing the same, the aggregate principal amount of advances made and outstanding at any time that are secured by Mortgaged Property currently may not exceed $2.0 billion). (See Thirty-Fourth Supplemental, Section 1.01). Bonds of any series may be issued from time to time on the basis and to the extent of:
•
60% of the lesser of the cost or the fair value (determined in accordance with the Mortgage) of unfunded Property Additions (after adjustments in certain cases to offset property retirements and after making adjustments for Qualified Lien Bonds outstanding against Property Additions);

•
100% of the principal amount of retired bonds; and

•
100% of cash deposited with the Bond Trustees;

provided, that $25,000,000 in total aggregate principal amount of bonds of any one or more series may be issued without compliance with the above limits, but only upon the showing of net earnings referred to under “— Net Earnings Test” below. (See Sections 20, 25, 29 and 30; Fourth Supplemental, Section 2 and Thirteenth Supplemental, Section 4.)
Net Earnings Test
In general, and subject to certain exceptions in the case of the issuance of bonds on the basis of retired bonds as described in the second bullet point of the preceding paragraph, the issuance of bonds is subject to Adjusted Net Earnings (as described below) of NorthWestern for any period of 12 consecutive months within the preceding 15 months being at least twice the interest requirements for 12 months on all bonds and all Qualified Lien Bonds (and any other indebtedness secured by a lien prior to the lien of the Mortgage) that are to be outstanding after the issuance of such bonds. This requirement is referred to as the “Net Earnings Test.”
Adjusted Net Earnings of NorthWestern are (in general terms) its operating revenues, net of its operating expenses, maintenance and repair expenses and provisions for retirement and depreciation of property, plus its other net income before income taxes (subject in the case of other net income and net revenues derived from property other than Mortgaged Property, to a limitation of 15% of total Adjusted Net Earnings). However, if Adjusted Net Earnings of NorthWestern, calculated on an allocated basis taking into account only the portions of the items otherwise included in the calculation of Adjusted Net Earnings that are reasonably allocated to or from the Mortgaged Property, are less than Adjusted Net Earnings of NorthWestern calculated without such allocation, the lesser Adjusted Net Earnings amount is required to be used for purposes of the Net Earnings Test. (See Sections 27, 29 and 7.)
If any Mortgage bond or other indebtedness included in the Net Earnings Test bears interest at a variable rate, the issuance of bonds is subject to:
•
calculation by NorthWestern of the amount by which one-half (1/2) of Adjusted Net Earnings exceeds the interest requirements for 12 months on all fixed rate indebtedness included in the Net Earnings Test (such amount, as so calculated, being referred to as the “Maximum Permitted Variable Rate Interest Amount”); and

•
delivery by an independent (as defined for such purpose in the Mortgage) investment banking firm of a certificate to the effect that such firm believes, as of the date of such certificate, that the aggregate amount of interest to be payable on all variable rate indebtedness included in the Net Earnings Test during any 12-month period prior to the latest stated maturity date of any of such variable rate indebtedness will not exceed the Maximum Permitted Variable Rate Interest Amount.

Property Additions
Property Additions generally include electric, gas, steam or water property acquired after July 31, 1945, but may not include (among other excluded property) (i) Gas and Oil Production Property, (ii) Excepted Property of the character described in the second and third bullet points of the second paragraph under “— Excepted Property” above, (iii) property located outside the limits of the States of Montana, Idaho, Utah, Wyoming, North Dakota and South Dakota and States contiguous thereto (unless connected by transmission, distribution or other line owned by NorthWestern to a system, line or plant owned or operated by NorthWestern which is located within such limits) or outside the limits of the United States, or (iv) any property the cost of acquisition or construction of which is chargeable under acceptable principles of accounting to operating expenses. (See Section 4.)
NorthWestern has reserved the right to amend the Mortgage without any approval by holders of the bonds (i) to make available as Property Additions (in addition to property currently available as Property Additions) (a) any form of space satellites, space stations and other analogous facilities (“Space Satellites”) and (b) various fuel transportation facilities (primarily railroad cars and other railroad equipment, tankers and other vessels), and (ii) to permit property otherwise eligible as Property Additions to be located anywhere in the United States or Canada or their coastal waters and Space Satellites to be located anywhere. Notwithstanding the amendment, the Mortgage would continue to require all Property Additions to be used or useful in connection with the energy, fuel, water or steam business. (See Tenth Supplemental, Section 5.)
Basis for Issuance of Bonds
We will issue the Bonds upon the basis of previously retired bonds. Under the terms of the Mortgage, (i) as of December 31, 2020, we could issue additional Bonds in amounts equal to approximately $420 million based upon the amount of previously retired bonds (approximately $      million after giving effect to this offering) and (ii) assuming that the applicable net earnings requirements are satisfied under the Mortgage, as of December 31, 2020, we could issue approximately $830 million of additional bonds based upon the amount of net Property Additions not utilized under the Mortgage.
Release of Property
Mortgaged Property may be released from the lien of the Mortgage on the basis of:
•
deposit with the Bond Trustees of cash or, subject to certain limitations, obligations secured by purchase money mortgages on the released property;

•
Property Additions, after adjustments in certain cases to offset property retirements and after making adjustments for Qualified Lien Bonds outstanding against Property Additions;

•
waiver of the right to issue bonds on the basis of retired bonds (or retired Qualified Lien Bonds); and

•
cash paid to the holder of a Qualified Lien in consideration for the release of the released property from such Qualified Lien. (See Sections 57 to 63.)

Subject to certain limitations, cash held by the Bond Trustees may:
•
be withdrawn by NorthWestern:

•
to the extent of the cost or fair value (determined in accordance with the Mortgage) of unfunded Property Additions (after certain deductions and additions, primarily to offset property retirements); or

•
to the extent of the waiver by NorthWestern of the right to issue bonds on the basis of retired bonds (or retired Qualified Lien Bonds); or

•
upon the request of NorthWestern, be applied to:

•
the purchase of bonds; or

•
the payment at maturity of any bonds or the redemption of bonds which by their terms are redeemable.

In addition, upon the request of NorthWestern, cash deposited with the Bond Trustees as the basis for issuance of bonds may be applied to the purchase, payment or redemption of bonds as described in the second bullet point above; provided, however, that with certain exceptions, none of such cash may be applied to the payment of more than the principal amount of bonds so purchased, paid or redeemed. (See Sections 31, 32 and 61.)

When property released or cash withdrawn consists of or represents proceeds of property which was not previously made the basis for the authentication and delivery of bonds or the release of property or the withdrawal of cash from the lien of the Mortgage, Property Additions made the basis of the release of property or a withdrawal of cash may in certain cases remain or become available as a credit under the Mortgage. Similarly, a waiver of the right to issue bonds made the basis of a release or withdrawal may in certain cases cease to be effective as such a waiver.
Without any necessity to comply with the requirements described above, NorthWestern may (i) release property that is obsolete or no longer necessary in NorthWestern’s operations upon substitution of other property of equal value, and (ii) surrender certain rights, powers, franchises, licenses and permits if such surrender is necessary or desirable in the conduct of NorthWestern’s business. (See Section 58.) Upon compliance with less stringent requirements than those described above, NorthWestern may obtain releases of unimproved real estate having de minimus value. (See Section 60.)
No prior notice to the holders of the bonds is required in connection with releases of property or withdrawals of cash, but subsequent reports are required in certain cases. (See Section 100.)
(See Sections 5, 31, 32, 37 and 46.)
Application of Insurance Proceeds
The Mortgage requires that the proceeds of insurance or other method or plan of protection of the Mortgaged Property against loss by fire be paid to the Bond Trustees and, at the request of NorthWestern, be applied by the Bond Trustees to reimburse NorthWestern for amounts spent by NorthWestern in the rebuilding or renewal of the Mortgaged Property destroyed or damaged; provided, however, that any such proceeds (i) that are not so applied within 18 months of receipt by the Bond Trustees, or (ii) in respect of which NorthWestern has not notified the Bond Trustees that it intends to so apply such proceeds within such 18 months, or (iii) with respect to which NorthWestern notifies the Bond Trustees at any time are not to be applied for such purpose may be released from the lien of the Mortgage in the same manner as described with respect to the withdrawal of cash under “— Release of Property.” (See Sections 37 and 61.)
Consolidation, Merger, Conveyance, Transfer or Lease of Assets
NorthWestern may consolidate with or merge into any other corporation or convey, transfer or lease, subject to the lien of the Mortgage, the Mortgaged Property as, or substantially as, an entirety to any corporation if: (i) such consolidation, merger, conveyance or transfer (a “Transaction”) or such lease is upon such terms as fully to preserve and in no respect to impair the lien or security of the Mortgage, or any of the rights or powers of the Bond Trustees or the holders of the bonds; (ii) the due and punctual payment of the principal of and interest on all bonds and the due and punctual performance and observance of all the covenants and conditions of the Mortgage to be kept or performed by NorthWestern are expressly assumed, pursuant to an instrument in writing executed and delivered to the Bond Trustees, by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all of the Mortgaged Property as an entirety, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the bonds (a “Successor”); and (iii) in case of any such lease, such lease is made expressly subject to immediate termination by NorthWestern or the Bond Trustees at any time during the continuance of a Default and by the purchaser of the property so leased upon the sale of such property by reason of a Default. (See Section 85.)
In the case of such a completed Transaction, the Successor will succeed to and be substituted for NorthWestern with the same effect as if it had been named in the Mortgage, and will have and may exercise under the Mortgage the same powers and rights as NorthWestern. (See Section 86.)
In the case of such a completed Transaction, unless the Successor elects otherwise, the Mortgage will not become a lien upon any of the properties then owned or thereafter acquired by the Successor, except for properties acquired from NorthWestern in or as a result of such Transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part of such properties.

A Successor in such a completed Transaction that has (after giving effect to the Transaction) a plant account of at least $10,000,000 (or NorthWestern, if one or more federal, state, county or other governmental bodies or agencies or public, or semi-public corporations, districts or authorities acquires, as a bona fide step precedent to the dissolution of NorthWestern, 70% or more of NorthWestern’s outstanding shares of common stock) may, within 12 months after the completion of the Transaction (or such acquisition), deposit with the Bond Trustees cash in an amount at least sufficient to redeem all bonds outstanding under the Mortgage. Following such deposit, such cash would be applied to the redemption of such bonds that are redeemable in accordance with their terms or to the purchase of bonds that are not redeemable in accordance with their terms, subject to the consent of the holders of such bonds not so redeemable and the procedures set forth in the Mortgage pertaining to redemption or purchase of bonds outstanding under the Mortgage. (See Section 87.)
Nothing in the Mortgage prevents any consolidation or merger after the consummation of which NorthWestern would be the surviving or resulting corporation or any conveyance or other transfer or lease, subject to the lien of the Mortgage, of any part of the Mortgaged Property which does not constitute the entirety, or substantially the entirety, of the Mortgaged Property. In the case of a consolidation or merger described in the preceding sentence, unless NorthWestern elects otherwise, the Mortgage will not become a lien upon any of the properties acquired by NorthWestern in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part thereof.
Modification of the Mortgage
Modifications Requiring Consent
Except as described below, the Mortgage provides that the rights and obligations of NorthWestern and the rights of the holders of the bonds may be modified with the consent of the holders of two-thirds (or more) of the bonds, and, if less than all series of bonds are affected, the consent also of two-thirds (or more) of the holders of bonds of each series affected, except that no modification shall be effective against the holder of any bond without the consent of such holder if (i) it impairs such holder’s right to receive payment of principal or interest due on such bond on or after the respective due dates expressed in such bond or to institute suit to enforce such payment right; (ii) it permits the creation of any lien ranking senior to or on a parity with the lien of the Mortgage with respect to the Mortgaged Property or it permits any non-assenting holder of bonds to be deprived of the benefit of such lien; or (iii) it reduces the percentage of holders of the bonds required for modification of the Mortgage with respect to any outstanding bonds. (See Article XIX, Fourth Supplemental, Section 9 and Thirteenth Supplemental, Section 6.)
Modifications Without Consent
Without the consent of or notice to the holders of the bonds, and so long as the same does not adversely affect the interests of the Holders of any of the bonds then outstanding in any material respect, NorthWestern and the Bond Trustees may enter into supplemental indentures (i) to waive or restrict any existing right of NorthWestern under the Mortgage, (ii) to provide additional covenants, limitations or restrictions for the benefit of any series of the bonds, (iii) to cure any ambiguity contained in the Mortgage or in any supplemental indenture, (iv) to establish the terms and provisions of any series of bonds, (v) to correct or supplement any provision in the Mortgage or any supplemental indenture which may be defective or inconsistent with any other provision in the Mortgage or any supplemental indenture, or (vi) for any other purpose. (See Section 120; Thirty-Second Supplemental Indenture, Section 1.01.)
Default
Each of the following events constitutes a “Default” under the Mortgage:
•
failure to pay the principal of any bond secured by the lien of the Mortgage when the same shall become due and payable;

•
failure to pay interest on any bond secured by the lien of the Mortgage for a period of 60 days after such interest shall have become due and payable;

•
failure to pay interest on or principal of any outstanding Qualified Lien Bonds which continues beyond the period of grace, if any, specified in the Qualified Lien securing such bonds;

•
failure to pay any installment of any funds required to be applied to the purchase or redemption of any bonds for a period of 60 days, after the same shall have become overdue and payable;

•
certain events relating to reorganizations, bankruptcy and insolvency of NorthWestern and the appointment of a receiver or trustee for its property; and

•
the expiration of a period of 90 days after the mailing by the Bond Trustees to NorthWestern or by the holders of 15% in principal amount of the bonds then outstanding to NorthWestern and the Bond Trustees of a written demand that NorthWestern perform a specified covenant or agreement contained in the Mortgage, in any indenture supplemental to the Mortgage or in any bond, which NorthWestern failed to perform prior to such mailing, unless NorthWestern during such period shall have performed such specified covenant or agreement. (See Section 65.)

Notices of Default
The Bond Trustees are required to give the holders of the bonds notice of all defaults known to them within 90 days after the occurrence of such defaults unless such defaults have been cured before the giving of such notice, except that no such notice will be given in the case of a default of the character specified in the last bullet point under “— Default” above until at least 60 days after the occurrence of such default. The Bond Trustees may withhold any notice of default (except in regard to failure of payment of principal, interest or funds for retirement of bonds) if it is determined in good faith that withholding such notice is in the interests of the holders of the bonds. For the purposes of giving or withholding notices of default, a default is any Default or any event which, with the passage of time or the giving of notice or both, would constitute a Default. (See Section 66.)
Remedies
Acceleration of Maturity
If a Default occurs and is continuing, the Bond Trustees may, and upon written request of the holders of a majority in principal amount of bonds then outstanding will, and the holders of 25% in principal amount of bonds then outstanding may, declare the principal of, and accrued interest on, all outstanding bonds immediately due and payable. The holders of a majority in principal amount of outstanding bonds may annul any such declaration if, before any sale of the Mortgaged Property: (i) all non-payment Defaults have been cured; and (ii) all reasonable expenses of the Bond Trustees and all amounts payable on the bonds (other than the principal of any bonds that would not have been due except for such declaration) have been paid. (See Section 67.)
Possession and Sale of Mortgaged Property
Under certain circumstances and to the extent permitted by law, if a Default occurs and is continuing, the Bond Trustees have the power to take possession of, and to hold, operate and manage, the Mortgaged Property, and to sell the Mortgaged Property. The Bond Trustees (if at the time such action shall be lawful) may sell at public auction all the Mortgaged Property as an entirety, or in such parcels as the holders of a majority in principal amount of the Mortgage Bonds then outstanding may request in writing, or in the absence of such request, as the Bond Trustees may determine and may proceed by suit to enforce payment of the bonds and to foreclose the Mortgage and to sell the Mortgaged Property under the judgment or decree of courts of competent jurisdiction. If the Mortgaged Property is sold, whether pursuant to the power of sale granted to the Bond Trustees under the Mortgage or pursuant to judicial proceedings, the principal of the outstanding bonds, if not previously due, will become immediately due. (See Sections 68, 69, 70 and 73.)
The proceeds of any sale of Mortgaged Property by reason of the occurrence and continuance of a Default, together with any other amounts of cash then held by the Bond Trustees as part of the Mortgaged Property, shall be applied, as follows: (i) first — to the payment of all taxes, assessments, governmental charges, Qualified Liens and liens prior to the lien of the Mortgage and of all the costs and expenses of such sale; and (ii) second — to the payment in full of the amounts then due and unpaid for principal of, premium (if any) and interest on the bonds and if such proceeds and other amounts are insufficient to pay in full all such amounts then due, then to the payment of such amounts ratably, with interest on the overdue principal at the rates expressed in the bonds, without preference or priority as to principal, premium or interest, or of any installment of interest over any other installment of interest (subject to certain exceptions relating to payments of any claim for interest which have been extended or transferred or pledged separate from the bond to which they relate); and (iii) third — any surplus remaining shall be paid to NorthWestern or such other Person as is lawfully entitled to receive the same. (See Section 76.)
Right to Direct Proceedings
If a Default occurs and is continuing, the holders of a majority in principal amount of the bonds then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustees or exercising any trust power conferred on the Bond Trustees; provided that such direction does not conflict with any rule of law or with the Mortgage; provided further that the Bond Trustees may decline to follow any such direction if they determine in good faith that (i) the action or proceeding so directed would involve the Bond Trustees in personal liability or be unjustifiably prejudicial to non-assenting holders of bonds, or (ii) they will not be sufficiently indemnified for any expenditures in any action or proceeding so directed. (See Section 71.)
Remedies Limited by State Law
The laws of the states in which the Mortgaged Property is located may limit or deny the ability of the Bond Trustees or security holders to enforce certain rights and remedies provided in the Mortgage in accordance with their terms, but in the opinion of counsel to NorthWestern, such laws do not render the Mortgage inadequate for the practical realization of the security interest and lien afforded thereby.
Limitation on Right to Institute Proceedings
No holder of any bond shall have any right to institute any suit, action or proceeding in equity or at law for the exercise of any right or remedy under the Mortgage, unless:
•
such holder has previously given the Bond Trustees written notice of a Default;

•
the holders of not less than 25% in aggregate principal amount of the bonds then outstanding have made written request to the Bond Trustees to institute proceedings in respect of such Default and have offered the Bond Trustees indemnity satisfactory to the Bond Trustees against costs, expenses and liabilities incurred in complying with such request; and

•
for 60 days after receipt of such request, the Bond Trustees have failed to institute such proceedings.

Furthermore, no holder of bonds will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the lien of the Mortgage or to enforce any right under the Mortgage except in the manner provided therein. All proceedings are required to be maintained for the equal benefit of all holders of outstanding bonds. (See Section 80.)
No Impairment of Right to Receive Payment
Notwithstanding any other provision of the Mortgage, the right of any holder of any bond to receive payment of principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder. (See Section 80.)
Undertaking for Costs
The holder of each bond is deemed to have agreed that, in any suit for the enforcement of any right or remedy under the Mortgage, or in any suit against the Bond Trustees (or either of them) for any action taken or omitted by them (or either of them) as the Bond Trustees under the Mortgage, the court may, in its discretion, (i) require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and (ii) assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses of such party litigant; provided that the foregoing does not apply to any suit instituted by the Bond Trustees, or to any suit instituted by any holder, or group of holders, of bonds in an aggregate principal amount in excess of 10% of the aggregate principal amount of the bonds then outstanding, or to any suit instituted by any holder of any bonds for the enforcement of the payment of the principal of, or interest, on any bond on or after the stated due date thereof. (See Section 122.)
Indemnification of Bond Trustees
As a condition precedent to certain actions to be taken by the Bond Trustees in the enforcement of the lien of the Mortgage and the institution of actions on the bonds, the Bond Trustees may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Section 80.)
Resignation or Removal of Bond Trustees
One or both of the Bond Trustees may at any time resign and be discharged of the trusts created by the Mortgage by giving written notice to NorthWestern and thereafter publishing notice of such resignation, specifying a date when such resignation shall take effect, in the manner provided in the Mortgage, and such resignation shall take effect upon the day specified in such notice unless a successor trustee shall have previously been appointed by the holders of the bonds or by NorthWestern in the manner provided in the Mortgage and in such event such resignation shall take effect immediately upon the appointment of such successor trustee. One or both of the Bond Trustees may be removed at any time by the holders of a majority in principal amount of the bonds then outstanding. In the absence of a Default or an event which, after notice, the passage of time or both, would constitute a Default, any Bond Trustees appointed by NorthWestern (as described below) may also be removed by NorthWestern. (See Section 101, Eighteenth Supplemental, Article I.)
If one or both of the Bond Trustees resigns or is removed or a vacancy (as defined for such purpose in the Mortgage) otherwise exists in the office of one or both of the Bond Trustees, such vacancy may be filled by the holders of a majority in principal amount of the bonds then outstanding; provided that, until such vacancy is filled by such holders, NorthWestern may appoint a successor trustee to fill such vacancy until such holders appoint a successor trustee for such purpose (and any successor trustee appointed by NorthWestern shall be superseded by a successor trustee appointed by such holders if such appointment is made within one year of the publishing of notice of such vacancy in accordance with the Mortgage); provided further that if such vacancy is not filled within six months after it arose, the holder of any bond or the retiring Bond Trustee may apply to any court of competent jurisdiction for the appointment of a successor Bond Trustee to fill such vacancy. (See Section 102.)
The Mortgage contains special provisions with respect to resignation, removal and replacement of a Bond Trustee in the event of a conflict of interest on the part of such Bond Trustee. (See Section 99.)
Evidence to be Furnished to Bond Trustees
Compliance with Mortgage provisions is evidenced by written statements of NorthWestern officers or persons selected or paid by NorthWestern. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, an annual compliance certificate is required to be filed by NorthWestern as to the absence (or, if applicable and set forth in such certificate, the presence) of default under any of the covenants in the Mortgage. (See Section 44.)
Governing Law
The Mortgage does not contain a contractual choice of law as the governing law of the Mortgage or the Bonds.
Book-Entry System
Except as set forth below, the Bonds will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Bonds offered by this prospectus supplement will be initially issued as one or more fully-registered global bonds. This means that we will not issue certificates for the Bonds to the holders. Instead, a global bond representing the Bonds will be deposited with, or on behalf of, DTC or its successor, as the depository. The global bond will be registered at the request of DTC in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.
Investors may elect to hold interests in each global bond through either DTC in the United States or Clearstream or the Euroclear System in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).
DTC will keep an electronic record of its participants (for example, your broker) whose clients have purchased Bonds represented by a global bond. Unless a global bond is exchanged in whole or in part for a certificated Bond, a global bond may not be transferred, except that DTC, its nominees and successors may transfer a global bond as a whole to one another.
Beneficial interests in global bonds will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of bonds in definitive form. These laws may impair the ability to transfer beneficial interests in a global bond.
We will make payments of principal, interest, if any, and premium, if any, to DTC or its nominee. We, the applicable trustee and any paying agent will treat DTC or its nominee as the owner of the global bond for all purposes, including any notices and voting. Accordingly, neither we nor any trustee nor any paying agent will have any direct responsibility or liability to pay amounts due on a global bond to owners of beneficial interests in a global bond.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or “direct participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant either directly or indirectly, an “indirect participant.” Direct participants and indirect participants are referred to collectively as “participants.” The DTC Rules applicable to its participants are on file with the SEC.
Purchases of global bonds under the DTC system must be made by or through direct participants, which will receive a credit for the bonds on DTC’s records. The ownership interest of each actual purchaser of each bond, or “beneficial owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global bonds, except in the event that use of the book-entry system for the global bonds is discontinued.
To facilitate subsequent transfers, all bonds deposited by direct participants with DTC are registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of bonds with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the bonds. DTC’s records reflect only the identity of the direct participants to whose accounts such bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
If a particular series of bonds is redeemable at our option or at the option of the holder, redemption notices will be sent to DTC. If less than all of the bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed. Redemption proceeds and distributions on global bonds will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Upon DTC’s receipt of funds and corresponding detail information from us, any trustee or any paying agent, DTC’s practice is to credit direct participants’ accounts in accordance with the holdings information shown on DTC’s records on the payment date. Payments by participants to beneficial owners of bonds will be governed by standing instructions and customary practices, as is the case with bonds held for the accounts of customers in bearer form or registered in “street name.” Payments will be the responsibility of such participant and not of DTC nor its nominee, any trustee, any paying agent or us, subject to any statutory or regulatory requirements. Payment of redemption proceeds and distributions to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of us, the applicable trustee or the applicable paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
Neither DTC nor Cede & Co. or any other DTC nominee will consent or vote with respect to global bonds unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the bonds are credited on the record date as identified in a listing attached to the omnibus proxy.
Global bonds will be exchangeable for corresponding certificated bonds registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global bonds or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of bonds or (3) we execute and deliver to the applicable trustee an order that the global bonds will be so exchangeable.
Global Clearance and Settlement Procedures
Initial settlement for the Bonds will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear System participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of Bonds received in Clearstream or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Bonds settled during such processing will be reported to the relevant Euroclear System Participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear System as a result of sales of the Bonds by or through a Clearstream participant or a Euroclear System participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear System cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Bonds among participants of DTC, Clearstream and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Bonds. This discussion deals only with Bonds that are held as “capital assets,” as that term is defined in section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), by a purchaser of the Bonds at their original issue price, which will equal the first price to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) at which a substantial amount of the Bonds are sold for cash. The statements set forth in the following discussion, to the extent they constitute matters of United States federal income tax law or legal conclusions with respect thereto, represent the opinion of Stinson LLP, our United States tax counsel for this offering.
This discussion is based on the Code, regulations issued under the Code and associated administrative and judicial interpretations, all as they currently exist as of the date of this prospectus supplement. The Code, regulations and interpretations, however, may change at any time, and any change could be retroactive. This discussion does not represent a detailed description of the United States federal income tax consequences to purchasers of the Bonds in light of their particular circumstances. It does not represent a detailed description of the United States federal income tax consequences applicable to beneficial owners of Bonds subject to special treatment under the United States federal income tax laws (including, without limitation, insurance companies, tax-exempt organizations, banks, certain financial institutions, accrual method taxpayers subject to special tax accounting rules as a result of their use of certain applicable financial statements under Section 451(b) of the Code, retirement plans, real estate investment trusts, regulated investment companies, dealers or traders in securities, currencies or notional principal contracts, persons holding a Bond as a position in a straddle, hedging, constructive sale or conversion transaction, or who mark their securities to market for federal income tax purposes, partners in partnerships or members of other pass-through entities or arrangements, “controlled foreign corporations,” “passive foreign investment companies” and their shareholders, government instrumentalities, certain former citizens or residents of the United States, part-year non-resident aliens, and “United States persons” (within the meaning of the Code) whose functional currency is other than the United States dollar). This discussion does not address United States federal estate and gift tax consequences, alternative minimum tax consequences, any foreign, state or local tax consequences, tax treaties or any non-income tax consequences of the ownership and disposition of the Bonds to the beneficial owner of a Bond. There can be no assurance that a change in law will not alter significantly the tax considerations described in this discussion. No rulings have been sought or are expected to be sought from the Internal Revenue Service, or the IRS, with respect to any of the tax consequences discussed below and no assurances can be given that the IRS will not successfully assert contrary positions.
If an entity or an arrangement treated as a partnership (or other flow-through entity) for United States federal income tax purposes holds a Bond, the tax consequences to a partner or other owner of the entity or arrangement will generally depend upon the status of the partner (or other owner) and the activities of such entity or arrangement. Partners or other owners in an entity or arrangement treated as a partnership (or other flow-through entity) holding a Bond should consult their tax advisors.
U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to a U.S. Holder. As used herein, the term U.S. Holder means a beneficial owner of a Bond that, for U.S. federal income tax purposes, is:
•
an individual who is a citizen or resident alien of the U.S.;

•
a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia);

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if such trust has in effect a valid election to continue to be treated as a “United States person” (within the meaning of the Code) for U.S. federal income tax purposes or if (1) a court within the

U.S. is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.
Interest
Interest on a Bond generally will be taxed to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
It is expected, and this discussion assumes, that the Bonds will not be issued with original issue discount for U.S. federal income tax purposes. If, however, a Bond’s principal amount exceeds its issue price by more than a specified de minimis amount, a U.S. Holder will be required to include the excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.
Disposition of a Bond
Upon the sale, exchange, redemption or other taxable disposition of a Bond, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other taxable disposition (not including any amount attributable to accrued but unpaid interest) and the U.S. Holder’s adjusted tax basis in the Bond. Any amount attributable to accrued but unpaid interest will be treated as a payment of interest and taxed in the manner described above under “— Interest.” In general, a U.S. Holder’s adjusted tax basis in a Bond will be equal to the initial purchase price of the Bond paid by the U.S. Holder.
Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a Bond generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale, exchange, redemption or other taxable disposition the Bond has been held for more than one year. For individuals and other non-corporate U.S. Holders, the excess of net long-term capital gains over net short-term capital losses generally is taxed at a lower rate than ordinary income. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.
Tax on Net Investment Income
A 3.8% tax is imposed on the “net investment income” of certain individuals, trusts and estates if their income exceeds certain thresholds. In the case of an individual, the net investment income tax will be imposed on the lesser of (i) an individual’s “net investment income” or (ii) the amount by which an individual’s modified adjusted gross income exceeds $250,000 (if the individual is married and filing jointly or a surviving spouse), $125,000 (if the individual is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed “net investment income” or (ii) the excess of adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.
For these purposes, “net investment income” will generally include interest (including interest paid on a Bond), net gain attributable to the disposition of property not held in a trade or business (including gain from the sale, exchange, redemption or other taxable disposition of a Bond) and certain other types of income, reduced by permitted deductions properly allocable to the income or gain. Prospective U.S. Holders should consult their own tax advisors regarding the implications of this net investment income tax based upon their particular circumstances.
Information Reporting and Backup Withholding
Information reporting requirements apply to interest and principal payments made to, and to the proceeds of sales or other dispositions before maturity by, certain non-corporate U.S. Holders. Generally, we must report annually to the IRS the amount of interest that we paid to the U.S. Holder and the amount of tax that we withheld on that interest. In addition, backup withholding is required on such payments unless a U.S. Holder furnishes a correct taxpayer identification number (which for an individual is generally the individual’s Social Security Number) and certifies on an IRS Form W-9, under penalties of perjury, that the U.S. Holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules or such U.S. Holder otherwise establishes an exemption.
The current rate of backup withholding is 24% of the amount paid. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of Bonds that is an individual, corporation, estate or trust (other than a grantor trust) for U.S. federal income tax purposes and that is not a U.S. Holder.
Interest
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance,” all payments of interest on the Bonds made to a Non-U.S. Holder will be exempt from U.S. federal withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving certain types of interest, and (iv) either (A) the Non-U.S. Holder certifies under penalties of perjury on IRS Form W-8BEN or W-8BEN-E, as applicable, or on an applicable successor form (including any appropriate attachments), that it is not a United States person (as defined in the Code), and provides its name, address, and U.S. taxpayer identification number, if any, or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Bonds on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (A) has been received from the Non-U.S. Holder, and furnishes a copy thereof.
Except for Non-U.S. Holders described below under “Effectively Connected Income” that provide us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI), a Non-U.S. Holder that does not qualify for exemption from withholding as described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the Bonds. A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the Bonds is subject to a reduced rate of U.S. withholding tax or is exempt from U.S. withholding tax, in which case the Non-U.S. Holder will be required to furnish a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, (or an applicable successor form) and any applicable attachments claiming the reduction or exemption and comply with any other applicable procedures.
Disposition of a Bond
Subject to the discussion below under “— Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange, surrender, conversion or other disposition of Bonds unless (i) the gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder (and, generally, if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met.
Effectively Connected Income
If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the Bonds or gain realized on a taxable disposition of Bonds is effectively connected with the conduct of such trade or business (and, generally, if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, generally will be required to file a U.S. federal income tax return and generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if it were a U.S. Holder. In addition, if such a Non-U.S. Holder is a foreign corporation, such Non-U.S. Holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Information Reporting and Backup Withholding
The amount of interest paid to each Non-U.S. Holder and the tax withheld with respect to such interest, regardless of whether withholding was required, will be reported annually to the IRS. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or information exchange agreement.
A Non-U.S. Holder will be subject to backup withholding on interest paid to such Non-U.S. Holder unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person as defined under the Code (and certain other conditions are met) or otherwise establishes an exemption from backup withholding.
Information reporting and, depending on the circumstances, backup withholding generally will apply to the proceeds of a disposition of Bonds effected within the United States or through certain U.S.-related financial intermediaries by a Non-U.S. Holder, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (and certain other conditions are met) or otherwise establishes an exemption from such requirements.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance
Under the Foreign Account Tax Compliance Act and related IRS guidance concerning foreign account tax compliance rules (“FATCA”), a withholding tax of 30% is imposed on certain payments (which includes interest income from the Bonds) paid to certain foreign entities unless various information reporting and diligence requirements are satisfied. This would generally apply in the case of debt obligations held through intermediaries that do not agree to satisfy such information reporting requirements. No additional amounts will be payable on account of any withholding obligation that is imposed with respect to interest payments on a Bond as a result of the failure of any beneficial owner of a Bond, or any intermediary through which it directly or indirectly owns such Bond, to comply with the requirements of FATCA. Foreign entities located in jurisdictions that have entered into an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. Prospective holders of the Bonds should consult their tax advisors regarding the possible implications of FATCA on their ownership and disposition of the Bonds.
The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective holders of the Bonds should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of Bonds, including the tax consequences under state, local, foreign and other tax laws, any applicable tax treaties and the possible effects of changes in United States or other tax laws.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated March   , 2021 we have agreed to sell to the underwriters named below the following respective amount of the Bonds set forth opposite the name of each underwriter:
Underwriter	Principal Amount of Bonds
KeyBanc Capital Markets Inc.	$
RBC Capital Markets, LLC
Total	$
The obligations of the several underwriters to purchase the Bonds are subject to certain conditions as set forth in the underwriting agreement. The underwriters are obligated to purchase all of the Bonds if they purchase any of the Bonds. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of Bonds may be terminated. The offering of the Bonds by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have agreed to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters may be required to make in respect of any of those liabilities.
We expect to deliver the Bonds on or about the date specified on the cover page of this prospectus supplement, which will be the     business day following the date of this prospectus supplement (T +      ). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Bonds on the date of this prospectus supplement or                 will be required, by virtue of the fact that the Bonds initially will settle in T +      , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
The underwriters have advised us that they propose to initially offer the Bonds to the public at the price to the public appearing on the cover page of this prospectus supplement and may also offer the Bonds to certain securities dealers at the price to the public on the cover of this prospectus supplement less a concession of    % of the principal amount of the Bonds. The underwriters may allow, and such dealers may re-allow, a discount not in excess of    % of the principal amount of the Bonds to certain brokers and dealers. After the initial public offering, the price to the public, concessions and discounts may be changed.
The expenses of this offering, not including the underwriting discount, are estimated to be approximately $      .
The Bonds are a new issue of securities with no established trading market, and the underwriters are not obligated to make a market in the Bonds. We do not intend to apply for listing of the Bonds on any securities exchange or seek their quotation on any automated quotation system. The underwriters have advised us that they intend to make a market in the Bonds but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Bonds, the ability of the holders to sell their Bonds or the price at which holders will be able to sell their Bonds.
In connection with the offering, the underwriters may engage in transactions that stabilize the price of the Bonds. These transactions may include purchases for the purpose of fixing or maintaining the price of the Bonds in accordance with Regulation M under the Exchange Act.
The underwriters may create a short position in the Bonds in connection with the offering. That means they sell a larger principal amount of the Bonds than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase Bonds in the open market to reduce the short position.

If the underwriters purchase the Bonds to stabilize the price or to reduce their short position, the price of the Bonds could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that purchases may have on the price of the Bonds and any of such transactions may be discontinued at any time.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their affiliates have repurchased Bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Notice to Prospective Investors in the European Economic Area
The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 as amended where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA, may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Bonds in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of

Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
In the UK, this prospectus supplement and the accompanying prospectus are only being distributed to and is only directed at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and/or (ii) who are high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) through (d) of the Order (all such persons together being referred to as “relevant persons”). The Bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.
Each Underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of Bonds in circumstances in which Section 21(1) of the FSMA does not apply to NorthWestern and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bonds in, from or otherwise involving the UK.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Bonds. The Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Bonds may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The Bonds have not been offered and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Bonds may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), and the Bonds have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.
Notice to Prospective Investors in the Republic of Korea
The Bonds may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea except pursuant to the applicable laws and regulations of the Republic of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Bonds have not been and will not be registered with the Financial Services Commission of Korea for public offering in the Republic of Korea. Furthermore, the Bonds may not be resold to residents of the Republic of Korea unless the purchaser of the Bonds complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Bonds.
Notice to Prospective Investors in Taiwan
The Bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Bonds in Taiwan.

LEGAL MATTERS
The legality of the Bonds offered hereby will be passed upon for us by Timothy P. Olson, our Senior Corporate Counsel and Corporate Secretary who owns less than 1% of our outstanding common stock. Certain other legal matters will be passed upon for us by Stinson LLP, Minneapolis, Minnesota. Certain legal matters will be passed upon for the underwriters by Hunton Andrews Kurth LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC under the Exchange Act (Commission File No. 1-10499). Our filings are available to the public at the SEC’s website at http://www.sec.gov. We maintain an Internet website at http://www.northwesternenergy.com. On the Investor Relations page of that site, we provide access to our SEC filings free of charge as soon as reasonably practicable after filing with the SEC. The information on our Internet website is not incorporated into this prospectus supplement or the accompanying prospectus by reference and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
We are “incorporating by reference” important business, financial and other information about us into this prospectus. This means that we are disclosing important information to you by referring you to another document filed separately with the SEC that is not delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus and prior to the completion of the offering will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•
our Current Reports on Form 8-K filed on February 10, 2021 and February 17, 2021; and

•
our Definitive Proxy Statement for the 2020 Annual Meeting of our Stockholders, filed on March 5, 2021.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address and telephone number:
Corporate Secretary
NorthWestern Corporation
3010 W. 69th St.
Sioux Falls, South Dakota 57108
(605) 978-2900

PROSPECTUS
NorthWestern Corporation
First Mortgage Bonds, Preferred Stock, Depositary Shares Representing Preferred Stock and Common Stock of NorthWestern Corporation
We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts and at prices authorized from time to time. We will provide the specific terms of our securities, including their offering prices, in one or more supplements to this prospectus. Each supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any supplements carefully before you invest.
Our common stock is quoted on the Nasdaq Stock Market under the ticker symbol “NWE.” On February 5, 2021, the closing price of our common stock on the Nasdaq Stock Market was $56.44 per share.
Investing in our securities involves risks. To read about certain factors you should consider before investing in the securities being offered, see “Risk Factors” on page 3 of this prospectus and the discussion of risk factors, if any, included in the accompanying prospectus supplement, as well as the risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus.
Our principal executive offices are located at NorthWestern Corporation, 3010 West 69th Street, Sioux Falls, South Dakota 57108, and our telephone number is (605) 978-2900.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 12, 2021.

i

ABOUT THIS PROSPECTUS
Unless the context requires otherwise, references to “we,” “us,” “our,” “the Company,” “NorthWestern Corporation,” “NorthWestern Energy,” and “NorthWestern” refer specifically to NorthWestern Corporation and its subsidiaries.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. The registration statement is unlimited regarding the amount of securities that may be registered. The actual amount of securities being offered and sold will be disclosed in a prospectus supplement filed at the time of the applicable offering.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation by Reference.”
For more detailed information about the securities, you can read the exhibits to the registration statement of which this prospectus is a part. Those exhibits have been either filed with the registration statement or incorporated by reference from our SEC filings.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. As described below, you may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities. The registration statement may contain additional information that may be important to you. Statements made in this prospectus and in any prospectus supplement about legal documents may not necessarily be complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC.
We also file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the SEC’s website (http://www.sec.gov) or on our website (http://www.northwesternenergy.com). However, the information on our website does not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information in documents that we file with the SEC, which means that we may disclose important information to you by referring you to those documents in this prospectus. The information incorporated by reference is an important part of this prospectus.
The following documents have been filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and are incorporated in this prospectus by reference and made a part of this prospectus.
•
Annual Report on Form 10-K for the year ended December 31, 2020; and

•
the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2020.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these documents, at no cost to you, by writing or calling Investor Relations, NorthWestern Corporation, 3010 West 69th Street, Sioux Falls, South Dakota 57108, telephone (605) 978-2900.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part of this prospectus from the date of filing of such documents; provided, however, that we are not incorporating any information furnished under Item 2.02 or 7.01 of any current report on Form 8-K unless specifically stated otherwise. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement in this prospectus will be deemed to be modified or superseded to the extent a statement contained in any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or any free writing prospectus that we provide to you. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement or any free writing prospectus that we provide to you is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of such document incorporated by reference.
FORWARD-LOOKING STATEMENTS
On one or more occasions, we may make statements in this prospectus, any prospectus supplement or the documents incorporated by reference regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts included or incorporated by reference in this prospectus or any prospectus supplement relating to management’s current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that we will achieve our projections. Factors that may cause such differences include, but are not limited to:
•
adverse determinations by regulators, as well as potential adverse federal, state, or local legislation or regulation, including costs of compliance with existing and future environmental requirements, could have a material effect on our liquidity, results of operations and financial condition;

•
the impact of extraordinary external events, such as the outbreak of the pandemic, on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•
adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.; and

•
other risk factors listed from time to time in the reports we file with the SEC.

We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020.
From time to time, oral or written forward-looking statements also are included in our annual, quarterly and current reports and proxy statements filed with the SEC, press releases, analyst and investor conference calls, and other communications released to the public. We believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable. However, any or all of the forward-looking statements in this prospectus, any prospectus supplement, our annual, quarterly and current reports and proxy statements filed with the SEC and any other public statements that are made by us may prove to be incorrect. This may occur as a result of assumptions that turn out to be inaccurate or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus and any prospectus supplement, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of any of our forward-looking statements in this prospectus, any prospectus supplement or other public communications as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual, quarterly and current reports and proxy statements filed with the SEC.
RISK FACTORS
Investing in our securities involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus and any prospectus supplement. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in our securities and the particular type of securities we are offering under that prospectus supplement.
NORTHWESTERN CORPORATION
NorthWestern Corporation, doing business as NorthWestern Energy, provides electricity and natural gas to approximately 743,000 customers in Montana, South Dakota and Nebraska. We have generated and distributed electricity in South Dakota and distributed natural gas in South Dakota and Nebraska since 1923 and have generated and distributed electricity and distributed natural gas in Montana since 2002.
We were incorporated in Delaware in November 1923. Our principal office is located at 3010 West 69th Street, Sioux Falls, South Dakota 57108, and our telephone number is 605-978-2900. We maintain an Internet site at http://www.northwesternenergy.com, which contains information concerning us. Our Internet site and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.
USE OF PROCEEDS
Except as may otherwise be set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities will be added to our general funds and may be used for funding capital requirements, for the refunding of outstanding debt obligations, for corporate development purposes (including the potential acquisition of businesses and/or business assets), and for other general business purposes. The specific use of the net proceeds of a particular offering of securities will be described in the applicable prospectus supplement.
DESCRIPTION OF FIRST MORTGAGE BONDS
The following description sets forth the general terms and provisions of certain first mortgage bonds that we may offer by this prospectus. We will describe the particular terms of any first mortgage bonds, and provisions that vary from those described below, in one or more prospectus supplements. Our first mortgage bonds will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See “— Book-Entry System” below.
Description of Nebraska and South Dakota Mortgage Bonds
The Nebraska and South Dakota Mortgage Bonds (the “SD Mortgage Bonds”) will be bonds, notes or other evidences of indebtedness authenticated and delivered under a General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, between NorthWestern and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (successor by merger to The Chase Manhattan Bank (National Association))), as trustee (the “SD Bond Trustee”). In this prospectus, we refer to this General Mortgage Indenture and Deed of Trust, as supplemented by various supplemental indentures, as the “SD Mortgage.” A copy of the SD Mortgage, as supplemented to date, has been incorporated by reference to the registration statement of which this prospectus forms a part, and the supplemental indenture relating to any series of SD Mortgage Bonds will be filed as an exhibit to or incorporated by reference in the registration statement at or prior to the time of issuance of that series of SD Mortgage Bonds.
The following description is a summary of the material provisions of the SD Mortgage and the SD Mortgage Bonds. This summary does not purport to be complete and does not restate the SD Mortgage in its entirety. This summary is subject to, and qualified in its entirety by, reference to the provisions of the SD Mortgage. We urge you to read the SD Mortgage because it, and not this description, defines your rights as a holder of the bonds. Certain defined terms used in this description but not defined below have the meanings assigned to them in the SD Mortgage. Whenever particular provisions or defined terms in the SD Mortgage are referred to, such provisions or defined terms are incorporated by reference herein. References to article and section numbers in this description of the SD Mortgage Bonds, unless otherwise indicated, are references to article and section numbers of the General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993. For purposes of this Description of the SD Mortgage Bonds, references to NorthWestern refer to NorthWestern only and not to its subsidiaries.
General
The maximum principal amount of SD Mortgage Bonds which may be issued under the SD Mortgage is limited to $500,000,000, but NorthWestern and the SD Bond Trustee may enter into supplemental indentures to increase that amount without the consent of the holders of outstanding SD Mortgage Bonds. As of February 5, 2021, there were SD Mortgage Bonds in an aggregate principal amount of approximately $419 million outstanding, consisting of:
•
$64 million of 5.01% Series due 2025;

•
$45 million of 2.66% Series due 2026;

•
$60 million of 2.80% Series due 2026;

•
$50 million of 3.21% Series due 2030;

•
$70 million of 4.26% Series due 2040;

•
$30 million of 4.15% Series due 2042;

•
$50 million of 4.85% Series due 2043;

•
$30 million of 4.22% Series due 2044; and

•
$20 million of 4.30% Series due 2052 (collectively, the “Outstanding SD Mortgage Bonds”).

Additional SD Mortgage Bonds may be issued under the SD Mortgage on the basis of property additions, retired bonds and cash. See “— Issuance of Additional SD Mortgage Bonds” below.
If NorthWestern uses this prospectus to offer any SD Mortgage Bonds, an accompanying prospectus supplement will describe, among other things, the following terms of the SD Mortgage Bonds being offered:
•
the title (series designation);

•
any limit upon aggregate principal amount;

•
the principal repayment dates;

•
the interest rates and the date interest begins to accrue (or the method of determining them) and the basis for calculating interest;

•
the place or places for payment;

•
the dates on which we will pay interest and the record dates for such interest payments;

•
the basis for issuance;

•
the terms and conditions of optional redemption, if any, including periods, dates and prices;

•
the terms and conditions of mandatory or sinking fund redemption, including periods, dates and prices;

•
the denominations;

•
the currency or currencies in which payment of the bonds shall be payable; and

•
any other terms of such series.

While the SD Mortgage requires NorthWestern to maintain the mortgaged property, it does not contain any provisions for a maintenance or sinking fund and, except as may be provided in a supplemental indenture and described in the applicable prospectus supplement, there will be no provisions for any such funds for the SD Mortgage Bonds.
SD Mortgage Bonds may be issued as discount bonds, which may be sold at a discount below their principal amount. These SD Mortgage Bonds, as well as other SD Mortgage Bonds that are not issued at a discount below their principal amount, may be deemed to have been issued with “original issue discount” for United States federal income tax purposes. The applicable prospectus supplement will describe any special United States federal income tax considerations applicable to SD Mortgage Bonds issued with original issue discount, including discount bonds. In addition, the applicable prospectus supplement will describe any special United States federal income tax considerations or other restrictions or terms applicable to any series of SD Mortgage Bonds that is issuable in bearer form, offered exclusively to United States aliens, denominated in a currency other than United States dollars or having other special characteristics.
Other than the security afforded by the lien of the SD Mortgage and the restrictions on the issuance of additional SD Mortgage Bonds, the holders of the outstanding SD Mortgage Bonds do not, and unless the prospectus supplement that describes a particular series of SD Mortgage Bonds provides otherwise with respect to that series, the holders of any SD Mortgage Bonds to be offered by this prospectus will not, have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving NorthWestern. See “— Consolidation, Merger, Conveyance, Transfer or Lease” below.
Redemption of the SD Mortgage Bonds
If the series of SD Mortgage Bonds being offered is subject to optional or mandatory redemption, these terms will be described in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement with respect to SD Mortgage Bonds redeemable at the option of the holder, SD Mortgage Bonds will be redeemable only upon notice by mail not less than 30 days prior to the date fixed for redemption, and, if less than all the SD Mortgage Bonds of a series, or any tranche thereof, are to be redeemed, the particular SD Mortgage Bonds to be redeemed will be selected by such method as shall be provided for the particular series or tranche, or in the absence of any such provision, by such method as the bond registrar deems fair and appropriate. (See Sections 5.03 and 5.04.)

Any notice of redemption at the option of NorthWestern may state that the redemption will be conditioned upon receipt by the SD Bond Trustee, on or prior to the date fixed for redemption, of money sufficient to pay the principal of and any premium and interest on the SD Mortgage Bonds being redeemed. In that event, if the required amount of money has not been so received, then the notice of redemption will be of no force and effect and NorthWestern will not be required to redeem the SD Mortgage Bonds. (See Section 5.04.)
Security
Except as discussed below, SD Mortgage Bonds to be issued pursuant to this prospectus will be secured equally and ratably with all of our other outstanding SD Mortgage Bonds by a valid first mortgage lien of the SD Mortgage on NorthWestern’s properties used in the generation, production, transmission or distribution of electricity or the distribution of gas in any form and for any purpose in the states of South Dakota and Nebraska, together with the properties owned by NorthWestern as of August 1, 1993 located in the states of North Dakota and Iowa (which consist principally of shared ownership interests in electric generating facilities). Unless NorthWestern otherwise elects, the lien of the SD Mortgage does not extend to any properties that NorthWestern acquired in the states of North Dakota and Iowa after August 1, 1993.
Without the consent of the holders of any SD Mortgage Bonds, NorthWestern and the SD Bond Trustee may enter into supplemental indentures to extend the lien of the SD Mortgage to additional property, whether or not used in NorthWestern’s electric or gas utility businesses, including property which would otherwise be excepted from the SD Mortgage lien. (See Section 14.01.) This additional property, so long as it would otherwise constitute “Property Additions” (as described below), would then be available as a basis for the issuance of SD Mortgage Bonds. See “— Issuance of Additional SD Mortgage Bonds” below.
The SD Mortgage contains provisions subjecting after-acquired property to the lien of the SD Mortgage. These provisions are limited in the case of consolidation or merger (whether or not NorthWestern is the surviving corporation) or sale of substantially all of NorthWestern’s assets. In the event NorthWestern consolidates, merges or transfers all of the SD Mortgaged Property as or substantially as an entirety, the SD Mortgage lien will only be required to extend to properties acquired by the successor corporation from NorthWestern in or as a result of the transaction, together with improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any part or parts of those properties. See Article Thirteen of the General Mortgage Indenture and Deed of Trust and “— Consolidation, Merger, Conveyance, Transfer or Lease” below. In addition, after-acquired property may be subject to vendors’ liens, purchase money mortgages and other liens thereon at the time of acquisition.
The SD Mortgage provides that the SD Bond Trustee will have a lien, prior to the lien on behalf of the holders of SD Mortgage Bonds, upon the mortgaged property (including any money collected as proceeds of the mortgaged property), for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)
Excepted Property
The following, among other things, are excepted from the lien of the SD Mortgage:
•
cash and securities not paid to, deposited with or held by the SD Bond Trustee under the SD Mortgage;

•
contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, intellectual property rights and other general intangibles;

•
permits, licenses and franchises;

•
automobiles, other vehicles, movable equipment, aircraft and vessels;

•
goods, wares and merchandise held for sale in the ordinary course of business or for use by or for the benefit of NorthWestern;

•
fuel, materials, supplies and other personal property consumable in the operations of NorthWestern’s business;

•
computers, machinery and equipment;

•
coal, ore, gas, oil, minerals and timber mined or extracted from the land;

•
gas transmission lines connecting wells with main or branch trunk lines or field gathering lines connecting wells with main or branch trunk lines;

•
electric energy, gas, steam, water and other products generated, produced or purchased;

•
leasehold interests; and

•
books and records.

(See Granting Clauses.)
Permitted Liens
The lien of the SD Mortgage is subject to permitted liens, including:
•
tax liens and other governmental charges which are not delinquent and which are being contested;

•
construction and materialmen’s liens;

•
judgment liens, easements, reservations and rights of others (including governmental entities) in, and defects of title in, property of NorthWestern;

•
leasehold interests;

•
liens on NorthWestern’s pollution control and sewage and solid waste facilities in connection with the issuance of pollution control revenue bonds; and

•
other liens and encumbrances.

(See Section 1.01.)
Issuance of Additional SD Mortgage Bonds
General.   The maximum principal amount of SD Mortgage Bonds which may be issued under the SD Mortgage is limited to $500,000,000, but NorthWestern and the SD Bond Trustee may enter into supplemental indentures to increase that amount without the consent of the holders of any SD Mortgage Bonds. (See Sections 3.01 and 14.01.) SD Mortgage Bonds of any series may be issued from time to time under Article Four of the SD Mortgage on the basis of, and in an aggregate principal amount not exceeding, the sum of the following:
(1)
75% of the cost or fair value (whichever is less) of Property Additions which do not constitute “bonded” Property Additions, after specified deductions and additions, primarily including adjustments to offset property retirements. “Bonded” Property Additions are those that have been made the basis of the authentication and delivery of SD Mortgage Bonds, the release of SD Mortgaged Property or cash withdrawals.

(2)
The aggregate principal amount of SD Mortgage Bonds no longer outstanding under the SD Mortgage, including SD Mortgage Bonds deposited under any sinking or analogous funds, which have not been used for other purposes under the SD Mortgage and which are not to be paid, redeemed or otherwise retired by the application of funded cash.

(3)
Any cash deposited with the SD Bond Trustee.

Net Earnings Test.    In general, NorthWestern may not issue SD Mortgage Bonds unless its Adjusted Net Earnings (as described below) for 12 consecutive months within the preceding 18 months were at least one and three-fourths times the Annual Interest Requirements on all SD Mortgage Bonds then outstanding or applied for, and all other indebtedness secured by a lien prior to the lien of the SD Mortgage, except that this net earnings test does not apply if the additional SD Mortgage Bonds to be issued have no stated interest rate prior to maturity. While any SD Mortgage Bonds remain outstanding, if Adjusted Net Earnings of NorthWestern, calculated on an allocated basis taking into account only the portions of the items otherwise included in the calculation of Adjusted Net Earnings that are reasonably allocated to or from the SD Mortgaged Property, are less than Adjusted Net Earnings of NorthWestern calculated without such allocation, the lesser Adjusted Net Earnings amount is required to be used for purposes of the Net Earnings Test. NorthWestern is not required to satisfy the net earnings requirement prior to issuing SD Mortgage Bonds in replacement of retired SD Mortgage Bonds unless the stated maturity of the retired SD Mortgage Bonds is more than five years after the date NorthWestern proposes to replace them and the stated interest rate, if any, on the retired SD Mortgage Bonds immediately prior to maturity is less than the initial stated interest rate, if any, on the replacement SD Mortgage Bonds. (See Section 1.03, as amended by various supplemental indentures and Article Four.)
Adjusted Net Earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest on any indebtedness and amortization of debt discount and expense; any non-recurring charge to income (including the recognition of expense or impairment due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring item in NorthWestern’s books of account; and any refund of revenues previously collected or accrued by NorthWestern subject to possible refund. With respect to SD Mortgage Bonds of a series subject to a periodic offering (such as a medium-term note program), the SD Bond Trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the SD Mortgage Bonds of the series (unless NorthWestern’s order requesting the authentication and delivery of SD Mortgage Bonds is delivered on or after the date which is two years after the most recent net earnings certificate was delivered, in which case an updated certificate would be required to be delivered). (See Sections 1.03 and 4.01.)
Property Additions
Property Additions generally include any property which is owned by NorthWestern and is subject to the lien of the SD Mortgage, except any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of NorthWestern. (See Section 1.04.)
Release of Property
NorthWestern may obtain the release from the lien of the SD Mortgage of any SD Mortgaged Property if the fair value of all of the SD Mortgaged Property (excluding the SD Mortgaged Property to be released but including any SD Mortgaged Property to be acquired by NorthWestern with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to 133% of the aggregate principal amount of SD Mortgage Bonds outstanding.
The SD Mortgage provides simplified procedures for the release of minor properties and property taken by eminent domain and provides for dispositions of obsolete property and grants of surrender of certain rights without any release or consent by the SD Bond Trustee.
If any property released from the lien of the SD Mortgage continues to be owned by NorthWestern, the SD Mortgage will not become a lien on any improvement, extension or addition to the property or renewals, replacements or substitutions of or for any part or parts of the property. (See Article Eight.)
Withdrawal of Cash
Subject to certain limitations, NorthWestern may withdraw cash held by the SD Bond Trustee to the extent of the cost or fair value (whichever is less) of unbonded Property Additions, after deductions and additions primarily including adjustments to offset retirements. Alternatively, NorthWestern may withdraw cash held by the SD Bond Trustee in an amount equal to 133% of the aggregate principal amount of SD Mortgage Bonds that NorthWestern would be entitled to issue on the basis of retired SD Mortgage Bonds (with any withdrawal being in lieu of the issuance of those bonds), or in an amount equal to 133% of the aggregate principal amount of any outstanding SD Mortgage Bonds delivered to the SD Bond Trustee. In addition, the SD Bond Trustee may, upon the request of NorthWestern, use cash to purchase SD Mortgage Bonds (at prices not exceeding 133% of the principal amount thereof) or to redeem or pay at stated maturity SD Mortgage Bonds, with any SD Mortgage Bonds received by the SD Bond Trustee pursuant to these provisions being canceled by the SD Bond Trustee. (See Section 8.06.) Notwithstanding the foregoing, cash deposited with the SD Bond Trustee as the basis for authentication and delivery of SD Mortgage Bonds may only be withdrawn in an amount equal to the aggregate principal amount of SD Mortgage Bonds NorthWestern would be entitled to issue on any basis (with any withdrawal being in lieu of the issuance of those bonds), or may, upon the request of NorthWestern, be used to purchase, redeem or pay SD Mortgage Bonds at prices not exceeding, in the aggregate, the principal amount thereof. (See Sections 4.05 and 7.02.)
Consolidation, Merger, Conveyance, Transfer or Lease
NorthWestern may not consolidate with or merge into any other corporation or convey, transfer or lease the SD Mortgaged Property as or substantially as an entirety to any person unless the transaction is on terms that will fully preserve the lien and security of the SD Mortgage and the rights and powers of the SD Bond Trustee and the holders of SD Mortgage Bonds, and the successor corporation or person is organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, and executes and delivers to the SD Bond Trustee a supplemental indenture. This supplemental indenture must contain an assumption by the successor corporation or person of the due and punctual payment of the principal of and any premium and interest on the SD Mortgage Bonds and the performance of all of the covenants of NorthWestern under the SD Mortgage and contain a grant, conveyance, transfer and mortgage by the successor corporation or person confirming the lien of the SD Mortgage on the SD Mortgaged Property and subjecting to the lien all property thereafter acquired which constitutes an improvement, extension or addition to the SD Mortgaged Property or a renewal, replacement or substitution of or for any part thereof. At the election of the successor corporation or person, the supplemental indenture may contain a provision subjecting to the lien of the SD Mortgage any other property then owned or thereafter acquired by the successor as it may specify. In the case of a lease of the SD Mortgaged Property, the lease will be made expressly subject to termination by NorthWestern or the SD Bond Trustee at any time during the continuance of an event of default under the SD Mortgage. (See Section 13.01.)
The SD Mortgage does not contain provisions requiring the repurchase of the SD Mortgage Bonds upon the change in control of NorthWestern.
Modification of SD Mortgage
Modifications Without Consent.   Without the consent of the holders of any SD Mortgage Bonds, NorthWestern and the SD Bond Trustee may enter into one or more supplemental indentures for any of the following purposes:
•
to evidence the succession of another person to NorthWestern and the assumption by any successor of the covenants of NorthWestern in the SD Mortgage and in the SD Mortgage Bonds;

•
to add one or more covenants of NorthWestern or other provisions for the benefit of all holders of SD Mortgage Bonds or for the benefit of the holders of, or to remain in effect only so long as there are outstanding SD Mortgage Bonds of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon NorthWestern by the SD Mortgage;

•
to correct or amplify the description of any property subject to the lien of the SD Mortgage, or better to assure, convey and confirm to the SD Bond Trustee any property subject or required to be subjected to the lien of the SD Mortgage, or to subject to the lien of the SD Mortgage additional property;

•
to convey, transfer and assign to the SD Bond Trustee, and to subject to the lien of the SD Mortgage, property of subsidiaries of NorthWestern which is or will be used for one or more of the primary purposes of NorthWestern’s business;

•
to change or eliminate any provision of the SD Mortgage or to add any new provision to the SD Mortgage, provided that any change, elimination or addition that adversely affects the interests of the holders of any series or tranche of SD Mortgage Bonds in any material respect will not become effective with respect to that series or tranche;

•
to establish the form or terms of the SD Mortgage Bonds of any series or tranche as permitted by the SD Mortgage;

•
to provide for the authentication and delivery of bearer securities and coupons representing interest, if any, thereon and for the procedures for the registration, exchange, replacement and voting of bearer securities and related matters;

•
to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee;

•
to provide the procedures required for a non-certificated system of registration for all, or any series or tranche of, the SD Mortgage Bonds;

•
to change any place where (1) payments on the SD Mortgage Bonds of any series or tranche will be made, (2) the SD Mortgage Bonds of any series or tranche may be surrendered for registration of transfer or for exchange or (3) notices and demands to or upon NorthWestern in respect of the SD Mortgage Bonds of any series or tranche and the SD Mortgage may be served;

•
to cure any ambiguity in the SD Mortgage, to correct or supplement any provision which may be defective or inconsistent with any other provision in the SD Mortgage, or to make any other changes and additions with respect to matters and questions arising under the SD Mortgage, so long as such other changes or additions do not adversely affect the interests of the holders of SD Mortgage Bonds of any series or tranche in any material respect;

•
to reflect changes in generally accepted accounting principles;

•
to provide the terms and conditions of the exchange or conversion, at the option of the holders of SD Mortgage Bonds of any series, of those SD Mortgage Bonds for or into SD Mortgage Bonds of another series or stock or other securities of NorthWestern or any other corporation;

•
to change the words “Mortgage Bonds” to “First Mortgage Bonds” in the descriptive title of all outstanding SD Mortgage Bonds at any time;

•
to comply with the rules or regulations of any national securities exchange on which any of the SD Mortgage Bonds may be listed; or

•
to increase the aggregate principal amount of SD Mortgage Bonds that may be authenticated and delivered under the SD Mortgage.

(See Section 14.01.)
Without limiting the generality of the foregoing, if the Trust Indenture Act is amended in such a way as to require changes to the SD Mortgage or to permit changes to, or the elimination of, provisions which the Trust Indenture Act previously required to be contained in the SD Mortgage, NorthWestern and the SD Bond Trustee may, without the consent of the holders of any SD Mortgage Bonds, enter into one or more supplemental indentures to evidence or effect that amendment. (See Sections 14.01.)
Modifications Requiring Consent.   Except as provided above, the SD Mortgage may not be amended or supplemented without bond holder approval. In most instances, the holders of not less than a majority in aggregate principal amount of the outstanding SD Mortgage Bonds of all series or tranches that are affected by the proposed supplemental indenture, considered as one class, is sufficient to approve a supplemental indenture. However, a supplemental indenture that does any of the following must be approved by each holder of the outstanding SD Mortgage Bonds that would be directly affected:
•
changes the stated maturity of the principal of, or any installment of principal of or interest on, any SD Mortgage Bond;

•
reduces the principal amount of any SD Mortgage Bond or the rate of interest thereon (or the amount of any installment of interest thereon) or changes the method of calculating such rate or reduces any premium payable upon the redemption thereof, or reduces the amount of the principal of a discount bond that would be due and payable upon a declaration of acceleration of maturity or changes the coin or currency (or other property) in which any SD Mortgage Bond or any premium or the interest thereon is payable;

•
impairs the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•
permits the creation of any lien ranking prior to the lien of the SD Mortgage with respect to all or substantially all of the SD Mortgaged Property or terminates the lien of the SD Mortgage on all or substantially all of the SD Mortgaged Property, or deprives a holder of the benefit of the security of the lien of the SD Mortgage;

•
reduces the percentage in principal amount of the outstanding SD Mortgage Bonds of such series or tranche, the consent of the holders of which is required to enter into any supplemental indenture or to waive compliance with any provision of the SD Mortgage or any default thereunder and its consequences, or reduces the requirements for quorum or voting; or

•
modifies certain of the provisions of the SD Mortgage relating to supplemental indentures, waiver of certain covenants and waivers of past defaults.

A supplemental indenture which changes or eliminates any covenant or other provision of the SD Mortgage which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there are outstanding, SD Mortgage Bonds of one or more specified series, or one or more tranches thereof, or modifies the rights of the holders of SD Mortgage Bonds of those series or tranches with respect to that covenant or other provision, will be deemed not to affect the rights under the SD Mortgage of the holders of the SD Mortgage Bonds of any other series or tranche. (See Section 14.02.)
Waiver
The holders of at least a majority in aggregate principal amount of all SD Mortgage Bonds may waive NorthWestern’s obligations to comply with covenants requiring it to maintain its corporate existence and properties, pay taxes and discharge liens, maintain insurance and make filings necessary to protect the security of the holders of SD Mortgage Bonds and the rights of the SD Bond Trustee, provided that the waiver occurs before the time for such compliance is required. The holders of at least a majority in aggregate principal amount of outstanding SD Mortgage Bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with NorthWestern’s obligation to maintain an office or agency where SD Mortgage Bonds of those series or tranches may be surrendered for payment, registration, transfer or exchange, and compliance with any other covenant specified in a supplemental indenture respecting those series or tranches. (See Section 6.09.)
Events of Default
Each of the following events constitutes an “Event of Default” under the SD Mortgage:
•
failure to pay interest on any SD Mortgage Bond within 60 days after it becomes due;

•
failure to pay principal of or premium, if any, on any SD Mortgage Bond within 15 days after its maturity;

•
failure to perform or breach of any covenant or warranty of NorthWestern in the SD Mortgage (other than a covenant to pay interest, principal or premium with respect to any SD Mortgage Bond) for a period of 60 days after NorthWestern receives a notice of default, subject to extension as described below; or

•
specified events relating to reorganization, bankruptcy and insolvency of NorthWestern and appointment of a receiver or trustee for its property. (See Section 10.01.)

Notices of Default.   Either the SD Bond Trustee or the holders of at least 50% in principal amount of outstanding SD Mortgage Bonds may give a notice of default specifying the default or breach and requiring it to be remedied. The SD Bond Trustee (if it gave the notice), or the SD Bond Trustee and the holders of at least the same principal amount of SD Mortgage Bonds as gave the notice (if bondholders gave the notice) may agree to extend the 60-day period prior to its expiration and will be deemed to have agreed to an extension as long as NorthWestern has initiated and is diligently pursuing corrective action. The SD Mortgage provides that the SD Bond Trustee will give the holders notice of any default under the SD Mortgage to the extent required by the Trust Indenture Act, unless the default is cured, or waived, except that no notice to holders of an Event of Default that is subject to a 60-day cure period may be given until at least 45 days after the failure to perform or breach giving rise to the default. (See Section 11.02.) The Trust

Indenture Act currently permits the SD Bond Trustee to withhold notice of default (except for certain payment defaults) if the SD Bond Trustee in good faith determines that doing so is in the interest of the holders.
Acceleration of Maturity.   If an Event of Default occurs and is continuing, then the SD Bond Trustee or the holders of not less than a majority in principal amount of the SD Mortgage Bonds then outstanding may declare the principal amount (or if the SD Mortgage Bonds are discount bonds, any portion of the principal amount that may be provided pursuant to the terms of the SD Mortgage) of all of the SD Mortgage Bonds, together with any premium and interest accrued thereon, to be immediately due and payable. At any time after declaration of the maturity of the SD Mortgage Bonds then outstanding, but before the sale of any of the SD Mortgaged Property and before a judgment or decree for payment of money is obtained by the SD Bond Trustee as provided in the SD Mortgage, the Event or Events of Default giving rise to the declaration of acceleration will be deemed to have been waived, and the declaration rescinded and annulled, if:
•
NorthWestern has paid the SD Bond Trustee a sum sufficient to pay:

•
any overdue interest on all SD Mortgage Bonds;

•
the principal of and any premium on any SD Mortgage Bonds which have become due otherwise than by declaration of acceleration and interest thereon at the rate or rates prescribed in such SD Mortgage Bonds; and

•
all amounts due to the SD Bond Trustee as compensation and reimbursement as provided in the SD Mortgage; and

•
any Event or Events of Default other than the non-payment of the principal of SD Mortgage Bonds which have become due solely by declaration of acceleration have been cured or waived as provided in the SD Mortgage. (See Sections 10.02 and 10.17.)

Possession and Sale of Mortgaged Property.   The SD Mortgage provides that, under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the SD Bond Trustee has the power to take possession of, hold, operate, manage or sell the SD Mortgaged Property. If the SD Mortgaged Property is sold, whether by the SD Bond Trustee or pursuant to judicial proceedings, the principal of the outstanding SD Mortgage Bonds, if not previously due, will become immediately due, together with any premium and accrued interest. (See Sections 10.03, 10.04 and 10.05.)
Right to Direct Proceedings.   If an Event of Default occurs and is continuing, the holders of a majority in principal amount of the SD Mortgage Bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the SD Bond Trustee or exercising any trust or power conferred on the SD Bond Trustee. However, the SD Bond Trustee need not follow any direction that conflicts with any rule of law or with the SD Mortgage, that could involve the SD Bond Trustee in personal liability in circumstances where indemnity would not, in the SD Bond Trustee’s sole discretion, be adequate or that is unduly prejudicial to the rights of the nonassenting holders. The SD Bond Trustee may take any other action it deems proper which is not inconsistent with that direction. (See Section 10.16.)
Limitation on Right to Institute Proceedings.   No holder of any SD Mortgage Bond will have any right to institute any proceeding, judicial or otherwise, with respect to the SD Mortgage, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (1) the holder has previously given to the SD Bond Trustee written notice of a continuing Event of Default, (2) the holders of not less than a majority in aggregate principal amount of the SD Mortgage Bonds then outstanding have made written request to the SD Bond Trustee to institute proceedings in respect of that Event of Default and have offered the SD Bond Trustee reasonable indemnity against costs and liabilities incurred in complying with such request, (3) for 60 days after receipt of notice from the holder, the SD Bond Trustee has failed to institute any proceeding and (4) no direction inconsistent with the holder’s request has been given to the SD Bond Trustee during such 60-day period by the holders of a majority in aggregate principal amount of SD Mortgage Bonds then outstanding. Furthermore, no holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other holders. (See Section 10.11.)

No Impairment of Right to Receive Payment.   Notwithstanding these limitations on the right to institute a proceeding with respect to the SD Mortgage, each holder of a SD Mortgage Bond has the right, which is absolute and unconditional, to receive payment of the principal of and any premium and interest on that holder’s SD Mortgage Bond when due and to institute suit for the enforcement of that payment, and this right to payment may not be impaired without the consent of the holder. (See Section 10.12.)
Indemnification of SD Bond Trustee.   As a condition to taking action to enforce the lien of the SD Mortgage and to institute action on the SD Mortgage Bonds, the SD Bond Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)
Defeasance
Any SD Mortgage Bonds, or any portion of the principal amount of any SD Mortgage Bonds, will be deemed to have been paid for purposes of the SD Mortgage if there has been irrevocably deposited in trust with the SD Bond Trustee, money or Eligible Obligations (as described below), or a combination of money and Eligible Obligations, which will be sufficient to pay when due the principal of and any premium and interest due and to become due on such SD Mortgage Bonds or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in those direct obligations or in any specific interest or principal payments due in respect thereof.
Resignation and Removal of the SD Bond Trustee
The SD Bond Trustee may resign at any time by giving written notice to NorthWestern. The holders of a majority in principal amount of SD Mortgage Bonds then outstanding may remove the SD Bond Trustee at any time by delivering written notice to the SD Bond Trustee and NorthWestern. No resignation or removal of the SD Bond Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts its appointment in accordance with the requirements of the SD Mortgage. In addition, if any of the following conditions is satisfied (i) the SD Bond Trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act and fails to eliminate such conflicting interest or resign following notice, (ii) the SD Bond Trustee ceases to satisfy the eligibility requirements set forth in the SD Mortgage and fails to resign following notice, or (iii) the SD Bond Trustee becomes incapable of acting or is adjudged bankrupt or insolvent or a receiver of the SD Bond Trustee or its property is appointed or any public office takes charge or control of the SD Bond Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, and so long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, NorthWestern may, by resolution of its Board of Directors, appoint a successor trustee. If NorthWestern delivers to the SD Bond Trustee a resolution appointing a successor trustee and that successor has accepted such appointment in accordance with the terms of the SD Mortgage, the SD Bond Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the SD Mortgage. (See Section 11.10.)
Governing Law
The SD Mortgage and the SD Mortgage Bonds are governed by the internal laws of the State of South Dakota, except the rights, duties and obligations of the SD Bond Trustee are governed by the laws of the State of New York. (See Section 1.15).
Concerning the SD Bond Trustee
The Bank of New York Mellon, the SD Bond Trustee under the SD Mortgage, has been a regular depositary of funds of NorthWestern. There are instances under the Trust Indenture Act which would require the SD Bond Trustee to resign.

Registration and Transfer
The transfer of the SD Mortgage Bonds may be registered, and SD Mortgage Bonds may be exchanged for other SD Mortgage Bonds of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the office of The Bank of New York Mellon, as bond registrar for the SD Mortgage Bonds. NorthWestern may change the place for registration of transfer of the SD Mortgage Bonds, may appoint one or more additional bond registrars (including NorthWestern) and may remove any bond registrar, all at its discretion. (See Section 6.02.) The applicable prospectus supplement will identify any new place for registration of transfer and additional bond registrar appointed, and will disclose the removal of any bond registrar effected, prior to the date of the prospectus supplement. Except as otherwise provided in the applicable prospectus supplement, no service charge will be payable for any transfer or exchange of the SD Mortgage Bonds, but NorthWestern may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange. NorthWestern will not be required to issue, and no bond registrar will be required to register the transfer of or to exchange, SD Mortgage Bonds of any series during a period of 15 days prior to giving any notice of redemption, or any SD Mortgage Bond selected for redemption in whole or in part, except the unredeemed portion of any SD Mortgage Bond being redeemed in part. (See Section 3.05.)
Description of Montana Mortgage Bonds
The Montana Mortgage Bonds (the “MT Mortgage Bonds”) will be bonds authenticated and delivered under our Mortgage and Deed of Trust, dated as of October 1, 1945, to The Bank of New York Mellon (successor to Guaranty Trust Company of New York) (the “Corporate Trustee”) and Beata Harvin (successor to Arthur E. Burke) (the “Co-Trustee” and, together with the Corporate Trustee, the “MT Bond Trustees”), as amended and supplemented. In this prospectus, we refer to this Mortgage and Deed of Trust, as supplemented by various supplemental indentures, as the “MT Mortgage.” A copy of the MT Mortgage, as supplemented to date, has been incorporated by reference to the registration statement of which this prospectus forms a part, and the supplemental indenture relating to any series of MT Mortgage Bonds will be filed as an exhibit to or incorporated by reference in the registration statement at or prior to the time of issuance of that series of MT Mortgage Bonds.
The following description is a summary of the material provisions of the MT Mortgage and the MT Mortgage Bonds. This summary does not purport to be complete and does not restate the MT Mortgage in its entirety. This summary is subject to, and qualified in its entirety by, reference to the provisions of the MT Mortgage. We urge you to read the MT Mortgage because it, and not this description, defines your rights as a holder of the bonds. Certain defined terms used in this description but not defined below have the meanings assigned to them in the MT Mortgage. Whenever particular provisions or defined terms in the MT Mortgage are referred to, such provisions or defined terms are incorporated by reference herein. References to article and section numbers in this description of the MT Mortgage Bonds, unless otherwise indicated, are references to article and section numbers of the Mortgage and Deed of Trust, dated as of October 1, 1945. For purposes of this Description of Montana Mortgage Bonds, references to NorthWestern refer to NorthWestern only and not to its subsidiaries.
General
The maximum principal amount of indebtedness which may be issued under the MT Mortgage is not limited (provided that, until the delivery by NorthWestern to the MT Bond Trustees and the recording in all counties in which the property mortgaged under the MT Mortgage is located of a supplemental indenture increasing the same, the aggregate principal amount of advances made and outstanding at any time that are secured by property mortgaged under the MT Mortgage currently may not exceed $2.0 billion). As of February 5, 2021, there were MT Mortgage Bonds in an aggregate principal amount outstanding of approximately $1.66 billion, consisting of:
•
$144.66 million of 2.00% Series (Pollution Control Bonds) due 2023

•
$161.0 million of 5.01% Series due 2025;

•
$75.0 million of 3.11% Series due 2025;

•
$35.0 million of 3.99% Series due 2028;

•
$100.0 million of 3.21% Series due 2030;

•
$55.0 million of 5.71% Series due 2039;

•
$60.0 million of 4.15% Series due 2042;

•
$15.0 million of 4.85% Series due 2043;

•
$450.0 million of 4.176% Series due 2044;

•
$125.0 million of 4.11% Series due 2045;

•
$150.0 million of 3.98% Series due 2049;

•
$40.0 million of 4.30% Series due 2052; and

•
$250.0 million of 4.03% Series due 2047 (collectively, the “Outstanding MT Mortgage Bonds”).

Additional MT Mortgage Bonds may be issued under the MT Mortgage on the basis of property additions, retired bonds and cash. See “— Issuance of Additional MT Mortgage Bonds” below.
If NorthWestern uses this prospectus to offer any MT Mortgage Bonds, an accompanying prospectus supplement will describe, among other things, the following terms of the MT Mortgage Bonds being offered:
•
the descriptive title;

•
the series designation;

•
the date of the coupon bonds of that series;

•
the rate or rates of interests of the bonds;

•
the currency in which payable;

•
the date or dates of maturity;

•
the dates and place or places for the payment of interest;

•
the basis for issuance;

•
the terms and conditions of optional redemption, if any, including periods, dates and prices; and

•
the terms and conditions of sinking fund redemption, if any, including periods, dates and prices.

MT Mortgage Bonds may be issued as discount bonds, which may be sold at a discount below their principal amount. These MT Mortgage Bonds, as well as other MT Mortgage Bonds that are not issued at a discount below their principal amount, may be deemed to have been issued with “original issue discount” for United States federal income tax purposes. The applicable prospectus supplement will describe any special United States federal income tax considerations applicable to MT Mortgage Bonds issued with original issue discount, including discount bonds. In addition, the applicable prospectus supplement will describe any special United States federal income tax considerations or other restrictions or terms applicable to any series of MT Mortgage Bonds that is issuable in bearer form, offered exclusively to United States aliens, denominated in a currency other than United States dollars or having other special characteristics.
Other than the security afforded by the lien of the MT Mortgage and the restrictions on the issuance of additional MT Mortgage Bonds, the holders of the outstanding MT Mortgage Bonds do not, and unless the prospectus supplement that describes a particular series of MT Mortgage Bonds provides otherwise with respect to that series, the holders of any MT Mortgage Bonds to be offered by this prospectus will not, have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving NorthWestern. See “— Consolidation, Merger, Conveyance, Transfer or Lease” below.
Redemption of the MT Mortgage Bonds
If the series of MT Mortgage Bonds being offered is subject to optional or mandatory redemption, these terms will be described in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement with respect to MT Mortgage Bonds redeemable at the option of the holder, MT Mortgage Bonds will be redeemable only upon notice by mail not less than 30 days prior to the date fixed for redemption, and, if less than all the MT Mortgage Bonds of a series, or any tranche thereof, are to be redeemed, the particular MT Mortgage Bonds to be redeemed will be selected by such method as shall be provided for the particular series or tranche, or in the absence of any such provision, by such method as the MT Bond Trustees deem fair and appropriate. (See Section 52.)
Any notice of redemption at the option of NorthWestern may state that the redemption will be conditioned upon receipt by the MT Bond Trustees, on or prior to the date fixed for redemption, of money sufficient to pay the principal of and any premium and interest on the MT Mortgage Bonds being redeemed. In that event, if the required amount of money has not been so received, then the notice of redemption will be of no force and effect and NorthWestern will not be required to redeem the MT Mortgage Bonds. (See Section 52.)
Security
The MT Mortgage Bonds to be issued pursuant to this prospectus, together with all other indebtedness now or hereafter issued under the MT Mortgage, will be secured by the MT Mortgage, which constitutes, in the opinion of our internal counsel, a valid first mortgage lien on all of the materially important physical properties of the utility business in the states of Montana and Wyoming which NorthWestern acquired in connection with its acquisition (through a wholly-owned subsidiary) of The Montana Power Company (the “Montana Power Utility Business”) in 2002, subject to the exception from the lien of the MT Mortgage of certain property (as described below) and subject to certain liens and encumbrances having priority over the lien of the MT Mortgage (as described below). The property subject to the lien of the MT Mortgage is referred to herein as the “MT Mortgaged Property.”
The MT Mortgage contains provisions for subjecting after-acquired property (subject to pre-existing liens) to the lien thereof, other than property of the character expressly excepted (as described below), and subject to certain limitations in the case of consolidation or merger (regardless of whether NorthWestern is the surviving corporation) or sale of substantially all of the MT Mortgaged Property. The MT Mortgage permits NorthWestern to acquire property subject to prior liens.
The bonds will rank equally in right of payment with all current and future debt that is secured by the MT Mortgage; provided, however, that the MT Bond Trustees shall have a lien upon the MT Mortgaged Property prior to the bonds for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities. (See Granting Clauses and Sections 6, 36 and 96.)
The supplemental indentures providing for the issuance of all of the MT Mortgage Bonds currently outstanding require that, for so long as such bonds are outstanding, NorthWestern will not subject, or permit to be subjected, any MT Mortgaged Property to the lien of the SD Mortgage. (See Section 4.04 of the Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First, Thirty-Fifth, Thirty-Sixth, Thirty-Seventh, Thirty-Eighth, Thirty-Ninth, and Fortieth Supplementals, and Section 5.04 of the Thirty-Third Supplemental.)
Excepted Property
There are excepted from the lien of the MT Mortgage all of the properties and franchises owned by NorthWestern on, and acquired by NorthWestern after, the date in 2002 on which NorthWestern acquired the properties of the Montana Power Utility Business from its wholly-owned subsidiary (which, in turn, acquired the properties of the Montana Power Utility Business upon the merger of The Montana Power Company with and into that subsidiary) and assumed the MT Mortgage, other than the properties of the Montana Power Utility Business and improvements, extensions and additions to, and replacements of and substitutions for, those properties. These excepted properties include properties that are subject to the lien of the SD Mortgage which was entered into by the Company in 1993 prior to its acquisition of the Montana Power Utility Business. (See Twenty-Second Supplemental, Granting Clauses.)
In addition, there are excepted from the lien of the MT Mortgage the following properties (collectively, the “Excepted Property”):

•
cash and securities not specifically pledged, paid, deposited, delivered or held under the MT Mortgage or covenanted so to be;

•
merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of NorthWestern; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks and other vehicles and materials and supplies held for the purpose of repairing or replacing any of the same;

•
bills, notes and accounts receivable, judgments, demands and choses in action, and contracts, leases and operating agreements not specifically pledged under the MT Mortgage or covenanted so to be; and

•
electric energy, gas, steam, water, ice and other materials or products generated, manufactured, produced, purchased or acquired by NorthWestern for sale, distribution or use in the ordinary course of its business and all timber, minerals, mineral rights and royalties, and all property used principally for the production or gathering of natural gas or for the production, gathering or storage of oil or condensate (“Gas and Oil Production Property”);

provided, however, that the property and rights expressly excepted under the second and third bullet points above shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the MT Bond Trustees or a receiver or a trustee takes possession of the property subject to the MT Mortgage by reason of the occurrence of a Default (as defined in the MT Mortgage). (See Granting Clauses.)
NorthWestern has reserved the right to amend the MT Mortgage, without the consent of the holder of the bonds or the holders of certain other MT Mortgage Bonds, to eliminate the “springing lien” of the MT Mortgage (described in the proviso to the preceding sentence) to the extent it pertains to accounts receivable and MT Mortgaged Property relating thereto. (See Section 3.01 of the Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First, Thirty-Fifth, Thirty-Sixth, Thirty-Seventh, Thirty-Eighth, Thirty-Ninth, and Fortieth Supplementals, and Section 4.01 of the Thirty-Third Supplemental.)
Excepted Encumbrances
The lien of the MT Mortgage is subject and subordinate to liens and encumbrances which constitute Excepted Encumbrances (as defined in the MT Mortgage). Excepted Encumbrances include:
•
liens for taxes, assessments or governmental charges that are not delinquent or which are being contested in good faith, liens for workmen’s compensation awards and similar obligations that are not delinquent, and undetermined liens or charges incidental to construction;

•
liens securing indebtedness, neither assumed nor guaranteed by NorthWestern nor on which NorthWestern customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by NorthWestern for substation, transmission line, transportation line, distribution line or right of way purposes;

•
rights of any municipality or public authority pursuant to the terms of any right, power, franchise, grant, license or permit, or pursuant to any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of NorthWestern;

•
rights of others to take or receive any part of the power, gas, oil or other mineral or timber generated, developed, produced, manufactured, pumped or stored by, or grown on, or acquired with, any property of NorthWestern;

•
easements, restrictions, exceptions or reservations in any property and/or rights of way of NorthWestern for the purpose of roads, pipe lines, transmission lines, distribution lines, removal of coal or other minerals or timber and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in title of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purpose for which such property and/or rights of way are held by NorthWestern;

•
rights of any municipality or public authority to control or regulate any property of NorthWestern, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by NorthWestern; and

•
any obligations or duties, affecting the property of NorthWestern, to any municipality or public authority with respect to any franchise, grant, license or permit.

(See Granting Clauses and Section 6.)
Qualified Liens
The lien of the MT Mortgage may be subject and subordinate to any lien or encumbrance (not included in Excepted Encumbrances) existing upon any Property Additions made the basis under the MT Mortgage, among other things, for the authentication and delivery of MT Mortgage Bonds or the withdrawal of cash or the release of property from the lien of the MT Mortgage. Any such Property Additions (as defined in the MT Mortgage and described under “— Property Additions” below) made the basis for such events are referred to as “Funded Property Additions.” Any such lien or encumbrance on Funded Property Additions is referred to as a “Qualified Lien.” Any bond or other indebtedness secured by a Qualified Lien is referred to as a “Qualified Lien Bond.” (See Section 6.) As of December 31, 2017, none of NorthWestern’s Funded Property Additions was subject to a Qualified Lien.
Issuance of Additional MT Mortgage Bonds
General.   The maximum principal amount of MT Mortgage Bonds which may be issued under the MT Mortgage is not limited (provided that, until the delivery by NorthWestern to the MT Bond Trustees and the recording in all counties in which the MT Mortgaged Property is located of a supplemental indenture increasing the same, the aggregate principal amount of advances made and outstanding at any time that are secured by MT Mortgaged Property currently may not exceed $2.0 billion (See Thirty-Fourth Supplemental, Section 1.01.)). MT Mortgage Bonds of any series may be issued from time to time on the basis and to the extent of:
•
60% of the lesser of the cost or the fair value (determined in accordance with the MT Mortgage) of unfunded Property Additions (after adjustments in certain cases to offset property retirements and after making adjustments for Qualified Lien Bonds outstanding against Property Additions);

•
100% of the principal amount of retired MT Mortgage Bonds; and

•
100% of cash deposited with the MT Bond Trustees;

provided, that $25,000,000 in total aggregate principal amount of MT Mortgage Bonds of any one or more series may be issued without compliance with the above limits, but only upon the showing of net earnings referred to under “— Net Earnings Test” below. (See Sections 20, 25, 29 and 30; Fourth Supplemental, Section 2 and Thirteenth Supplemental, Section 4.)
Net Earnings Test.   In general, and subject to certain exceptions in the case of the issuance of MT Mortgage Bonds on the basis of retired MT Mortgage Bonds as described in the second bullet point of the preceding paragraph, the issuance of MT Mortgage Bonds is subject to Adjusted Net Earnings of NorthWestern for any period of 12 consecutive months within the preceding 15 months being at least twice the interest requirements for 12 months on all MT Mortgage Bonds and all Qualified Lien Bonds (and any other indebtedness secured by a lien prior to the lien of the MT Mortgage) that are to be outstanding after the issuance of such MT Mortgage Bonds. This requirement is referred to as the “Net Earnings Test.”
Adjusted Net Earnings of NorthWestern are (in general terms) its operating revenues, net of its operating expenses, maintenance and repair expenses and provisions for retirement and depreciation of property, plus its other net income before income taxes (subject in the case of other net income and net revenues derived from property other than MT Mortgaged Property, to a limitation to 15% of total Adjusted Net Earnings). However, if Adjusted Net Earnings of NorthWestern, calculated on an allocated basis taking into account only the portions of the items otherwise included in the calculation of Adjusted Net Earnings that are reasonably allocated to or from the MT Mortgaged Property, are less than Adjusted Net

Earnings of NorthWestern calculated without such allocation, the lesser Adjusted Net Earnings amount is required to be used for purposes of the Net Earnings Test. (See Sections 27, 29 and 7.)
If any MT Mortgage Bond or other indebtedness included in the Net Earnings Test bears interest at a variable rate, the issuance of MT Mortgage Bonds is subject to:
•
calculation by NorthWestern of the amount by which one-half (1/2) of Adjusted Net Earnings exceeds the interest requirements for 12 months on all fixed rate indebtedness included in the Net Earnings Test (such amount, as so calculated, being referred to as the “Maximum Permitted Variable Rate Interest Amount”); and

•
delivery by an independent (as defined for such purpose in the MT Mortgage) investment banking firm of a certificate to the effect that such firm believes, as of the date of such certificate, that the aggregate amount of interest to be payable on all variable rate indebtedness included in the Net Earnings Test during any 12-month period prior to the latest stated maturity date of any of such variable rate indebtedness will not exceed the Maximum Permitted Variable Rate Interest Amount.

(See Sections 4.01 and 4.03 of the Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First, Thirty-Fifth, Thirty-Sixth, Thirty-Seventh, Thirty-Eighth, Thirty-Ninth, and Fortieth Supplementals, and Sections 5.01 and 5.03 of the Thirty-Third Supplemental.)
Property Additions.   Property Additions generally include electric, gas, steam or water property acquired after July 31, 1945, but may not include (among other excluded property) (i) Gas and Oil Production Property, (ii) Excepted Property of the character described in the second and third bullet points of the second paragraph under “— Excepted Property” above, (iii) property located outside the limits of the States of Montana, Idaho, Utah, Wyoming, North Dakota and South Dakota and States contiguous thereto (unless connected by transmission, distribution or other line owned by NorthWestern to a system, line or plant owned or operated by NorthWestern which is located within such limits) or outside the limits of the United States, or (iv) any property the cost of acquisition or construction of which is chargeable under acceptable principles of accounting to operating expenses. (See Section 4.)
NorthWestern has reserved the right to amend the MT Mortgage without any approval by holders of the MT Mortgage Bonds (i) to make available as Property Additions (in addition to property currently available as Property Additions) (a) any form of space satellites, space stations and other analogous facilities (“Space Satellites”) and (b) various fuel transportation facilities (primarily railroad cars and other railroad equipment, tankers and other vessels), and (ii) to permit property otherwise eligible as Property Additions to be located anywhere in the United States or Canada or their coastal waters and Space Satellites to be located anywhere. Notwithstanding the amendment, the MT Mortgage would continue to require all Property Additions to be used or useful in connection with the energy, fuel, water or steam business.
(See Tenth Supplemental, Section 5.)
Release of Property
MT Mortgaged Property may be released from the lien of the MT Mortgage on the basis of:
•
deposit with the MT Bond Trustees of cash or, subject to certain limitations, obligations secured by purchase money mortgages on the released property;

•
Property Additions, after adjustments in certain cases to offset property retirements and after making adjustments for Qualified Lien Bonds outstanding against Property Additions;

•
waiver of the right to issue MT Mortgage Bonds on the basis of retired MT Mortgage Bonds (or retired Qualified Lien Bonds); and

•
cash paid to the holder of a Qualified Lien in consideration for the release of the released property from such Qualified Lien.

(See Sections 57 to 63.)
Subject to certain limitations, cash held by the MT Bond Trustees may:

•
be withdrawn by NorthWestern:

•
to the extent of the cost or fair value (determined in accordance with the MT Mortgage) of unfunded Property Additions (after certain deductions and additions, primarily to offset property retirements); or

•
to the extent of the waiver by NorthWestern of the right to issue MT Mortgage Bonds on the basis of retired MT Mortgage Bonds (or retired Qualified Lien Bonds); or

•
upon the request of NorthWestern, be applied to:

•
the purchase of MT Mortgage Bonds; or

•
the payment at maturity of any MT Mortgage Bonds or the redemption of MT Mortgage Bonds which by their terms are redeemable.

In addition, upon the request of NorthWestern, cash deposited with the MT Bond Trustees as the basis for issuance of MT Mortgage Bonds may be applied to the purchase, payment or redemption of MT Mortgage Bonds as described in the second bullet point above; provided, however, that with certain exceptions, none of such cash may be applied to the payment of more than the principal amount of MT Mortgage Bonds so purchased, paid or redeemed. (See Sections 31, 32 and 61.)
When property released from the lien of the MT Mortgage or cash withdrawn consists of or represents proceeds of property which was not previously made the basis for the authentication and delivery of MT Mortgage Bonds or the release of property or the withdrawal of cash, Property Additions made the basis of such release of property or withdrawal of cash may in certain cases remain or become available as a credit under the MT Mortgage. Similarly, a waiver of the right to issue MT Mortgage Bonds made the basis of a release or withdrawal may in certain cases cease to be effective as such a waiver.
Without any necessity to comply with the requirements described above, NorthWestern may (i) release property that is obsolete or no longer necessary in NorthWestern’s operations upon substitution of other property of equal value and (ii) may surrender certain rights, powers, franchises, licenses and permits if such surrender is necessary or desirable in the conduct of NorthWestern’s business. (See Section 58.) Upon compliance with less stringent requirements than those described above, NorthWestern may obtain releases of unimproved real estate having de minimus value. (See Section 60.)
No prior notice to the holders of the MT Mortgage Bonds is required in connection with releases of property or withdrawals of cash, but subsequent reports are required in certain cases. (See Section 100.)
(See Sections 5, 31, 32, 37 and 46.)
Application of Insurance Proceeds
The MT Mortgage requires that the proceeds of insurance or other method or plan of protection of the MT Mortgaged Property against loss by fire be paid to the MT Bond Trustees and, at the request of NorthWestern, be applied by the MT Bond Trustees to reimburse NorthWestern for amounts spent by NorthWestern in the rebuilding or renewal of the MT Mortgaged Property destroyed or damaged; provided, however, that any such proceeds (i) that are not so applied within 18 months of receipt by the MT Bond Trustees, or (ii) in respect of which NorthWestern has not notified the MT Bond Trustees that it intends to so apply such proceeds within such 18 months, or (iii) with respect to which NorthWestern notifies the MT Bond Trustees at any time are not to be applied for such purpose may be released from the lien of the MT Mortgage in the same manner as described with respect to the withdrawal of cash under “— Release of Property.” (See Sections 37 and 61.)
Consolidation, Merger, Conveyance, Transfer or Lease of Assets
NorthWestern may consolidate with or merge into any other corporation or convey, transfer or lease, subject to the lien of the MT Mortgage, the MT Mortgaged Property as, or substantially as, an entirety to any corporation if: (i) such consolidation, merger, conveyance or transfer (a “Transaction”) or such lease is upon such terms as fully to preserve and in no respect to impair the lien or security of the MT Mortgage, or any of the rights or powers of the MT Bond Trustees or the holders of the MT Mortgage Bonds; (ii) the due and punctual payment of the principal of and interest on all MT Mortgage Bonds and the due and punctual performance and observance of all the covenants and conditions of the MT Mortgage to be kept or performed by NorthWestern are expressly assumed, pursuant to an instrument in writing executed and delivered to the MT Bond Trustees, by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all of the MT Mortgaged Property as an entirety, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the MT Mortgage Bonds (a “Successor”); and (iii) in case of any such lease, such lease is made expressly subject to immediate termination by NorthWestern or the MT Bond Trustees at any time during the continuance of a Default and by the purchaser of the property so leased upon the sale of such property by reason of a Default. (See Section 85.)
In the case of such a completed Transaction, the Successor will succeed to and be substituted for NorthWestern with the same effect as if it had been named in the MT Mortgage, and will have and may exercise under the MT Mortgage the same powers and rights as NorthWestern. (See Section 86.)
In the case of such a completed Transaction, unless the Successor elects otherwise, the MT Mortgage will not become a lien upon any of the properties then owned or thereafter acquired by the Successor, except for properties acquired from NorthWestern in or as a result of such Transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part of such properties.
A Successor in such a completed Transaction that has (after giving effect to the Transaction) a plant account of at least $10,000,000 (or NorthWestern, if one or more federal, state, county or other governmental bodies or agencies or public, or semi-public corporations, districts or authorities acquires, as a bona fide step precedent to the dissolution of NorthWestern, 70% or more of NorthWestern’s outstanding shares of common stock) may, within 12 months after the completion of the Transaction (or such acquisition), deposit with the MT Bond Trustees cash in an amount at least sufficient to redeem all bonds outstanding under the MT Mortgage. Following such deposit, such cash would be applied to the redemption of such MT Mortgage Bonds that are redeemable in accordance with their terms or to the purchase of MT Mortgage Bonds that are not redeemable in accordance with their terms, subject to the consent of the holders of such MT Mortgage Bonds not so redeemable and the procedures set forth in the MT Mortgage pertaining to redemption or purchase of bonds outstanding under the MT Mortgage. (See Section 87.)
Nothing in the MT Mortgage prevents any consolidation or merger after the consummation of which NorthWestern would be the surviving or resulting corporation or any conveyance or other transfer or lease, subject to the lien of the MT Mortgage, of any part of the MT Mortgaged Property which does not constitute the entirety, or substantially the entirety, of the MT Mortgaged Property. In the case of a consolidation or merger described in the preceding sentence, unless NorthWestern elects otherwise, the MT Mortgage will not become a lien upon any of the properties acquired by NorthWestern in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part thereof.
Modification of MT Mortgage
Modifications Requiring Consent.   Except as described below, the MT Mortgage provides that the rights and obligations of NorthWestern and the rights of the holders of the MT Mortgage Bonds may be modified with the consent of the holders of two-thirds (or more) of the MT Mortgage Bonds, and, if less than all series of MT Mortgage Bonds are affected, the consent also of two-thirds (or more) of the holders of MT Mortgage Bonds of each series affected, except that no modification shall be effective against the holder of any MT Mortgage Bond without the consent of such holder if (i) it impairs such holder’s right to receive payment of principal or interest due on such MT Mortgage Bond on or after the respective due dates expressed in such MT Mortgage Bond or to institute suit to enforce such payment right; (ii) it permits the creation of any lien ranking senior to or on a parity with the lien of the MT Mortgage with respect to the MT Mortgaged Property or it permits any non-assenting holder of MT Mortgage Bonds to be deprived of the benefit of such lien; or (iii) it reduces the percentage of holders of the MT Mortgage Bonds required for modification of the MT Mortgage with respect to any outstanding MT Mortgage Bonds. (See Article XIX, Fourth Supplemental, Section 9 and Thirteenth Supplemental, Section 6.)

Modifications Without Consent.   Without the consent of or notice to the holders of the MT Mortgage Bonds, and so long as the same does not adversely affect the interests of the Holders of any of the MT Mortgage Bonds then outstanding in any material respect, NorthWestern and the MT Bond Trustees may enter into supplemental indentures (i) to waive or restrict any existing right of NorthWestern under the MT Mortgage, (ii) to provide additional covenants, limitations or restrictions for the benefit of any series of the MT Mortgage Bonds, (iii) to cure any ambiguity contained in the MT Mortgage or in any supplemental indenture, (iv) to establish the terms and provisions of any series of MT Mortgage Bonds; (v) to correct or supplement any provision in the MT Mortgage or any supplemental indenture which may be defective or inconsistent with any other provision in the MT Mortgage or any supplemental indenture; or (vi) to change, add new or eliminate the provisions of the MT Mortgage or of any supplemental indenture. (See Section 120 and Thirty-Second Supplemental, Section 1.01.)
Modifications Consented to by Holders of Prior MT Mortgage Bonds.   The holders of certain prior issues of MT Mortgage Bonds have agreed to vote in favor of or consent to certain amendments or modifications to the MT Mortgage which would, among other things, (i) permit adjusted net earnings to be determined on the basis of 12 consecutive months out of the preceding 18 months, and increase the amount of other income which may be included in the determination from 15% to 20% of total adjusted net income, (ii) permit the issuance of MT Mortgage Bonds on the basis of 70% of property additions, (iii) delete the adjusted net earnings requirement with respect to MT Mortgage Bonds issued on the basis of the retirement of MT Mortgage Bonds or Qualified Lien Bonds, and (iv) permit the rights of holders of MT Mortgage Bonds to be modified with the consent of a majority in principal amount of the MT Mortgage Bonds of the series affected.
Default
Each of the following events constitutes a “Default” under the MT Mortgage:
•
failure to pay the principal of any bond secured by the lien of the MT Mortgage when the same shall become due and payable;

•
failure to pay interest on any bond secured by the lien of the MT Mortgage for a period of 60 days after such interest shall have become due and payable;

•
failure to pay interest on or principal of any outstanding Qualified Lien Bonds which continues beyond the period of grace, if any, specified in the Qualified Lien securing such bonds;

•
failure to pay any installment of any funds required to be applied to the purchase or redemption of any MT Mortgage Bonds for a period of 60 days, after the same shall have become overdue and payable;

•
certain events relating to reorganizations, bankruptcy and insolvency of NorthWestern and the appointment of a receiver or trustee for its property; and

•
the expiration of a period of 90 days after the mailing by the MT Bond Trustees to NorthWestern or by the holders of 15% in principal amount of the MT Mortgage Bonds then outstanding to NorthWestern and the MT Bond Trustees of a written demand that NorthWestern perform a specified covenant or agreement contained in the MT Mortgage, in any indenture supplemental to the MT Mortgage or in any MT Mortgage Bond, which NorthWestern failed to perform prior to such mailing, unless NorthWestern during such period shall have performed such specified covenant or agreement. (See Section 65.)

Notices of Default.   The MT Bond Trustees are required to give the holders of the MT Mortgage Bonds notice of all defaults known to them within 90 days after the occurrence of such defaults unless such defaults have been cured before the giving of such notice, except that no such notice will be given in the case of a default of the character specified in the last bullet point under “— Defaults” above until at least 60 days after the occurrence of such default. The MT Bond Trustees may withhold any notice of default (except in regard to failure of payment of principal, interest or funds for retirement of MT Mortgage Bonds) if it is determined in good faith that withholding such notice is in the interests of the holders of the MT

Mortgage Bonds. For the purposes of giving or withholding notices of default, a default is any Default or any event which, with the passage of time or the giving of notice or both, would constitute a Default. (See Section 66.)
Acceleration of Maturity.   If a Default occurs and is continuing, the MT Bond Trustees may, and upon written request of the holders of a majority in principal amount of MT Mortgage Bonds then outstanding will, and the holders of 25% in principal amount of MT Mortgage Bonds then outstanding may, declare the principal of, and accrued interest on, all outstanding MT Mortgage Bonds immediately due and payable. The holders of a majority in principal amount of outstanding MT Mortgage Bonds may annul any such declaration if, before any sale of the MT Mortgaged Property: (i) all non-payment Defaults have been cured and (ii) all reasonable expenses of the MT Bond Trustees and all amounts payable on the MT Mortgage Bonds (other than the principal of any MT Mortgage Bonds that would not have been due except for such declaration) have been paid. (See Section 67.)
Possession and Sale of Mortgaged Property.   Under certain circumstances and to the extent permitted by law, if a Default occurs and is continuing, the MT Bond Trustees have the power to take possession of, and to hold, operate and manage, the MT Mortgaged Property, and to sell the MT Mortgaged Property. The MT Bond Trustees (if at the time such action shall be lawful) may sell at public auction all the MT Mortgaged Property as an entirety, or in such parcels as the holders of a majority in principal amount of the Mortgage Bonds then outstanding may request in writing, or in the absence of such request, as the MT Bond Trustees may determine and may proceed by suit to enforce payment of the MT Mortgage Bonds and to foreclose the MT Mortgage and to sell the MT Mortgaged Property under the judgment or decree of courts of competent jurisdiction. If the MT Mortgaged Property is sold, whether pursuant to the power of sale granted to the MT Bond Trustees under the MT Mortgage or pursuant to judicial proceedings, the principal of the outstanding MT Mortgage Bonds, if not previously due, will become immediately due. (See Sections 68, 69, 70 and 73.)
The proceeds of any sale of MT Mortgaged Property by reason of the occurrence and continuance of a Default, together with any other amounts of cash then held by the MT Bond Trustees as part of the MT Mortgaged Property, shall be applied, as follows: (i) first-to the payment of all taxes, assessments, governmental charges, Qualified Liens and liens prior to the lien of the MT Mortgage and of all the costs and expenses of such sale; (ii) second-to the payment in full of the amounts then due and unpaid for principal of, premium (if any) and interest on the MT Mortgage Bonds and if such proceeds and other amounts are insufficient to pay in full all such amounts then due, then to the payment of such amounts ratably, with interest on the overdue principal at the rates expressed in the MT Mortgage Bonds, without preference or priority as to principal, premium or interest, or of any installment of interest over any other installment of interest (subject to certain exceptions relating to payments of any claim for interest which have been extended or transferred or pledged separate from the MT Mortgage Bond to which they relate); and (iii) third-any surplus remaining shall be paid to NorthWestern or such other Person as is lawfully entitled to receive the same. (See Section 76.)
Right to Direct Proceedings.   If a Default occurs and is continuing, the holders of a majority in principal amount of the MT Mortgage Bonds then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the MT Bond Trustees or exercising any trust power conferred on the MT Bond Trustees; provided that such direction does not conflict with any rule of law or with the MT Mortgage; provided further that the MT Bond Trustees may decline to follow any such direction if they determine in good faith that (i) the action or proceeding so directed would involve the MT Bond Trustees in personal liability or be unjustifiably prejudicial to nonassenting holders of MT Mortgage Bonds, or (ii) they will not be sufficiently indemnified for any expenditures in any action or proceeding so directed. (See Section 71.)
Remedies Limited by State Law.   The laws of the states in which the MT Mortgaged Property is located may limit or deny the ability of the MT Bond Trustees or security holders to enforce certain rights and remedies provided in the MT Mortgage in accordance with their terms, but in the opinion of counsel to NorthWestern, such laws do not render the MT Mortgage inadequate for the practical realization of the security interest and lien afforded thereby.

Limitation on Right to Institute Proceedings.   No holder of any MT Mortgage Bond shall have any right to institute any suit, action or proceeding in equity or at law for the exercise of any right or remedy under the MT Mortgage, unless:
•
such holder has previously given the MT Bond Trustees written notice of a Default;

•
the holders of not less than 25% in aggregate principal amount of the MT Mortgage Bonds then outstanding have made written request to the MT Bond Trustees to institute proceedings in respect of such Default and have offered the MT Bond Trustees indemnity satisfactory to the MT Bond Trustees against costs, expenses and liabilities incurred in complying with such request; and

•
for 60 days after receipt of such request, the MT Bond Trustees have failed to institute such proceedings.

Furthermore, no holder of MT Mortgage Bonds will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the lien of the MT Mortgage or to enforce any right under the MT Mortgage except in the manner provided therein. All proceedings are required to be maintained for the equal benefit of all holders of outstanding MT Mortgage Bonds. (See Section 80.)
No Impairment of Right to Receive Payment.   Notwithstanding any other provision of the MT Mortgage, the right of any holder of any MT Mortgage Bond to receive payment of principal of and interest on such MT Mortgage Bond, on or after the respective due dates expressed in such MT Mortgage Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder. (See Section 80.)
Undertaking for Costs.   The holder of each MT Mortgage Bond is deemed to have agreed that, in any suit for the enforcement of any right or remedy under the MT Mortgage, or in any suit against the MT Bond Trustees (or either of them) for any action taken or omitted by them (or either of them) as trustee under the MT Mortgage, the court may, in its discretion, (i) require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and (ii) assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses of such party litigant; provided that the foregoing does not apply to any suit instituted by the MT Bond Trustees, or to any suit instituted by any holder, or group of holders, of MT Mortgage Bonds in an aggregate principal amount in excess of 10% of the aggregate principal amount of the MT Mortgage Bonds then outstanding, or to any suit instituted by any holder of any MT Mortgage Bonds for the enforcement of the payment of the principal of, or interest on, any MT Mortgage Bond on or after the stated due date thereof. (See Section 122.)
Indemnification of MT Bond Trustees.   As a condition precedent to certain actions to be taken by the MT Bond Trustees in the enforcement of the lien of the MT Mortgage and the institution of actions on the MT Mortgage Bonds, the MT Bond Trustees may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Section 80.)
Resignation or Removal of MT Bond Trustees
One or both of the MT Bond Trustees may at any time resign and be discharged of the trusts created by the MT Mortgage by giving written notice to NorthWestern and thereafter publishing notice of such resignation, specifying a date when such resignation shall take effect, in the manner provided in the MT Mortgage, and such resignation shall take effect upon the day specified in such notice unless a successor trustee shall have previously been appointed by the holders of the MT Mortgage Bonds or by NorthWestern in the manner provided in the MT Mortgage and in such event such resignation shall take effect immediately upon the appointment of such successor trustee. One or both of the MT Bond Trustees may be removed at any time by the holders of a majority in principal amount of the MT Mortgage Bonds then outstanding. In the absence of a Default or an event which, after notice, the passage of time or both, would constitute a Default, any MT Bond Trustees appointed by NorthWestern (as described below) may also be removed by NorthWestern. (See Section 101, Eighteenth Supplemental, Article I.)
If one or both of the MT Bond Trustees resigns or is removed or a vacancy (as defined for such purpose in the MT Mortgage) otherwise exists in the office of one or both of the MT Bond Trustees, such vacancy may be filled by the holders of a majority in principal amount of the MT Mortgage Bonds then outstanding; provided that, until such vacancy is filled by such holders, NorthWestern may appoint a successor trustee to fill such vacancy until such holders appoint a successor trustee for such purpose (and any successor trustee appointed by NorthWestern shall be superseded by a successor trustee appointed by such holders if such appointment is made within one year of the publishing of notice of such vacancy in accordance with the MT Mortgage); provided further that if such vacancy is not filled within six months after it arose, the holder of any MT Mortgage Bond or the retiring MT Bond Trustee may apply to any court of competent jurisdiction for the appointment of a successor MT Bond Trustee to fill such vacancy. (See Section 102.)
The MT Mortgage contains special provisions with respect to resignation, removal and replacement of a MT Bond Trustee in the event of a conflict of interest on the part of such MT Bond Trustee. (See Section 99.)
Evidence to be Furnished to MT Bond Trustees
Compliance with MT Mortgage provisions is evidenced by written statements of NorthWestern officers or persons selected or paid by NorthWestern. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, an annual compliance certificate is required to be filed by NorthWestern as to the absence (or, if applicable and set forth in such certificate, the presence) of default under any of the covenants in the MT Mortgage. (See Section 44.)
Governing Law
The MT Mortgage does not contain a contractual choice of law as the governing law of the MT Mortgage or the MT Mortgage Bonds.
Book-Entry System
Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, will act as securities depository for the first mortgage bonds. The first mortgage bonds will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of first mortgage bonds, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of first mortgage bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the first mortgage bonds on DTC’s records. The ownership interest of each actual purchaser of each first mortgage bond (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the first mortgage bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in first mortgage bonds, except in the event that use of the book-entry system for the first mortgage bonds is discontinued.
To facilitate subsequent transfers, all first mortgage bonds deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of first mortgage bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the first mortgage bonds; DTC’s records reflect only the identity of the Direct Participants to whose accounts such first mortgage bonds are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of first mortgage bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the first mortgage bonds, such as redemptions, tenders, defaults, and proposed amendments to the first mortgage bonds documents. For example, Beneficial Owners of first mortgage bonds may wish to ascertain that the nominee holding the first mortgage bonds for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the first mortgage bonds within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to first mortgage bonds unless authorized by a Direct Participant in accordance with DTC’s Money Market Instrument Program. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts first mortgage bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the first mortgage bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the first mortgage bonds at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, first mortgage bonds certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, first mortgage bonds certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter, agent, or dealer take any responsibility for the accuracy thereof.
DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock and certain provisions of our certificate of incorporation, as amended and restated (“certificate of incorporation”), and bylaws, as amended and restated (“bylaws”), are summaries of selected general terms thereof and are qualified in their entirety by the provisions of our certificate of incorporation, as amended and restated, and bylaws, as amended and restated, copies of both of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and the laws of the state of Delaware.
Our certificate of incorporation authorizes us to issue 250,000,000 shares of stock, divided into two classes: (1) 200,000,000 shares of common stock, $0.01 par value per share, and (2) 50,000,000 shares of preferred stock, $0.01 par value per share.
The transfer agent and registrar for our capital stock is Computershare, Inc., Providence, Rhode Island.
Common Stock
As of February 5, 2021, we had 50,616,211 shares of common stock issued and outstanding. Our common stock currently outstanding is, and our common stock offered pursuant to this prospectus will be, fully paid and non-assessable.
Dividend Rights
Subject only to any prior rights and preferences of any shares of our preferred stock that may in the future be issued and outstanding, the holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. There can be no assurance that funds will be legally available to pay dividends at any given time or that, if funds are available, the board of directors will declare a dividend. As of February 5, 2021, we had no preferred stock outstanding.
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Under our certificate of incorporation, the voting rights, if any, of our preferred stock may differ from the voting rights of our common stock. The holders of our common stock do not have cumulative voting rights. Our bylaws provide for a plurality voting standard for the election of directors.
Liquidation Rights
If we were to liquidate, subject to the terms of any outstanding series of preferred stock, the holders of our common stock are entitled to receive pro rata our assets legally available for distribution to stockholders.
Other Rights
Our common stock is not liable to further calls or assessment. The holders of our common stock have no preemptive rights. Our common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.
Effects on Our Common Stock if We Issue Preferred Stock
As discussed below, our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series. If we issue any preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred stock may delay or prevent a change in control of NorthWestern Corporation.
Preferred Stock
Our board of directors is authorized, subject to any limitations imposed by law, without the approval of our stockholders, to issue from time to time up to a total of 50,000,000 shares of our preferred stock, $0.01 par value per share, in one or more series, with each such series having such powers, including voting powers, preferences, and relative participating optional or other special rights and any qualifications, limitations or restrictions thereof, as our board of directors may determine at the time of issuance. Thus, without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock.
The issuance of our preferred stock, while potentially providing us with flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or delay or deter a third party from attempting to acquire, a majority of our outstanding voting stock.
As of February 5, 2021, we had 50,000,000 shares of preferred stock available for issuance and no preferred stock outstanding.
The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will include in a prospectus supplement the terms relating to any series of preferred stock being offered. These terms will include some or all of the following, as applicable:
•
the title of the series and the number of shares in the series;

•
the price at which the preferred stock will be offered;

•
the dividend rate or rates or method of calculating the rates, the dates on which and the place or places where the dividends will be payable, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•
the voting rights, if any, of the holders of shares of the preferred stock being offered;

•
the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•
the liquidation preference per share;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•
any date of maturity of the preferred stock;

•
any listing of the preferred stock being offered on any securities exchange;

•
whether interests in the shares of the series will be represented by depositary shares;

•
a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•
the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•
any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the series.

Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for preferred stock.
The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.
As described under “Description of Depositary Shares” below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of preferred stock) in a share of the particular series of preferred stock issued and deposited with a depositary.
Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
Provisions of our Certificate of Incorporation and our Bylaws That Could Delay or Prevent a Change in Control
Our certificate of incorporation and bylaws contain provisions which will make it difficult to obtain control of NorthWestern Corporation if our board of directors does not approve the transaction. The provisions include the following:
Number of Directors, Vacancies, Removal of Directors
Our certificate of incorporation and bylaws provide that our board of directors will have at least five and at most 11 directors. A majority of the continuing directors decide the exact number of directors at a given time and fill any new directorships and vacancies.
Our certificate of incorporation provides that our directors may be removed, with or without cause, by a majority of the shares then entitled to vote in an election of directors. In addition, our certificate of incorporation provides that any action required or permitted to be taken by our stockholders, including the removal of directors, must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our bylaws permit stockholders to call a special meeting if called by 25% or more of the outstanding shares of voting capital stock of the company.
No Cumulative Voting.   Our certificate of incorporation does not provide for cumulative voting.
Advance Notice Provisions.   Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not later than 90 days nor earlier than 120 days prior to the first anniversary of the prior year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder must give notice not earlier than 120 days prior to such annual meeting, nor later than the later of 90 days prior to such annual meeting or 10 days after the day on which the public announcement of the date of the meeting was first made. In addition, if the number of directors to be elected to the board at an annual meeting is increased and there is no public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder must give notice, but only with respect to nominees for the additional directorships, so it is delivered not later than 10 days after the day on which such public announcement is first made.
All such notices must be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date. The public announcement of an adjournment or postponement of an annual meeting does not commence a new time period or extend the foregoing time period.
No Stockholder Action by Written Consent.   Our certificate of incorporation provides that all action by stockholders must be taken at an annual or special meeting. The stockholders may not act by written consent. This provision prevents our stockholders from initiating or effecting any action by written consent, thereby limiting the ability of our stockholders to take actions opposed by our board of directors.
Special Meetings of Stockholders.   Our bylaws provide that special meetings of stockholders may be called by the board of directors acting pursuant to a resolution adopted by a majority of the whole board of directors or the chairman of the board of directors, or upon written notice to the board of directors by holders of 25% or more of our outstanding voting stock.
Provisions Relating to the Authorization of Business Combinations.   Our certificate of incorporation requires that certain mergers, consolidations, sales of substantial assets, issuances of capital stock and certain other business combinations involving us and any substantial (10% or more) holder of our voting stock be approved by a majority of our disinterested directors or by the holders of at least 66 2/3% of the outstanding shares of capital stock of the company entitled to vote generally, excluding any shares beneficially owned by the interested stockholder or any affiliate of any interested stockholder (as such terms are defined in the certificate of incorporation). This provision may be amended only by the approval of the holders of at least two-thirds of the outstanding shares of our voting stock.
Provisions of Delaware Law That Could Delay or Prevent a Change in Control
We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three-year period after that person acquires the stock. This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our stock before the person acquired 15% of the stock. A business combination includes mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.
DESCRIPTION OF DEPOSITARY SHARES
We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of preferred stock. The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share. The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of preferred stock.
General
We may, at our option, elect to have shares of any series of preferred stock be represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of preferred stock underlying such depositary share, to all the rights and preferences of such series of preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of preferred stock described in the applicable prospectus supplement or term sheet.

Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of preferred stock underlying the depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the number of depositary shares owned by the holder on the relevant record date.
In the event of a distribution other than cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.
The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock will be made available to holders of depositary shares.
Conversion and Exchange
If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.
Redemption of Depositary Shares
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of preferred stock underlying the depositary shares. Whenever we redeem a series of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption.
Voting
Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of such series of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the preferred stock that underlies these depositary shares.
Amendment of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of preferred stock and any exchange or redemption of such series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
We (or at our option the depositary) will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series of preferred stock represented by the depository receipts.
Neither we nor the depositary will be liable if we are or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share of preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary; Termination of the Deposit Agreement
The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in one or more of the following ways from time to time: (i) to or through underwriters or dealers; (ii) directly to purchasers; (iii) through agents; or (iv) through a combination of such methods. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. The prospectus supplement with respect to the securities being sold will set forth the specific plan of distribution with respect to those securities, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the net proceeds to us from the sale, any underwriting discounts or agency fees and other items constituting underwriters’, dealers’, or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If underwriters participate in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities being offered if any are purchased. If we use dealers in the sale, we will sell the securities to each dealer as principal. The dealer may then resell the securities at varying prices determined at the time of resale.
If the securities are sold by agents, any commissions payable by us to those agents will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.
We may make sales of our common stock to or through one or more underwriters, dealers or agents in at-the-market offerings and may do so pursuant to the terms of a distribution or other similar agreement between us and the underwriters, dealers or agents. If we engage in at-the-market sales pursuant to a distribution agreement or other similar agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis.
The securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one of more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.
If we so indicate in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against securities civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
Each series of securities offered by this prospectus will be a new issue and, except for the common stock, which is listed on the Nasdaq Stock Market, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the common stock, on any additional exchange, but unless otherwise indicated in the prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any securities.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of NorthWestern Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGAL OPINIONS
Unless otherwise provided in the applicable prospectus supplement, the legality of the common stock, preferred stock, depositary shares and SD Mortgage Bonds being offered by this prospectus will be passed upon for us by Timothy P. Olson, Esq., our Senior Corporate Counsel and Corporate Secretary, who owns less than 1% of our outstanding common stock. Unless otherwise provided in the applicable prospectus supplement, the legality of the MT Mortgage Bonds being offered by this prospectus will be passed upon for us by Stinson LLP. Certain legal matters in connection with the offered securities will be passed on for any underwriters, dealers or agents by their counsel named in the applicable prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus specifying the final terms of a particular offering of securities. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

$
NorthWestern Corporation
d/b/a NorthWestern Energy
% First Mortgage Bonds due 2024